                                                                    Exhibit 10.1


================================================================================




                                  $625,000,000

                                CREDIT AGREEMENT

                                      among

                             PLAYTEX PRODUCTS, INC.,
                                 as the Borrower

                               The Several Lenders




   from Time to Time Parties Hereto,

                           CREDIT SUISSE FIRST BOSTON

                           as the Administrative Agent

                            Dated as of May 22, 2001

                          Lead Arranger and Bookrunner:

                           CREDIT SUISSE FIRST BOSTON



================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                   SECTION 1.

                                   DEFINITIONS

1.1         Defined Terms......................................................2
1.2         Other Definitional Provisions.....................................31

                                   SECTION 2.

                AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

2.1         Revolving Credit Commitments......................................32
2.2         Procedure for Revolving Credit Borrowing..........................32
2.3         Termination or Reduction of Revolving Credit Commitments..........33
2.4         Swing Line Commitment.............................................33
2.5         Increased Commitments; Additional Lenders.........................36

                                   SECTION 3.

                                LETTERS OF CREDIT

3.1         L/C Commitment....................................................37
3.2         Procedure for Issuance of Letters of Credit.......................38
3.3         L/C Participations................................................38
3.4         Reimbursement Obligation of the Borrower..........................39
3.5         Obligations Absolute..............................................40
3.6         Letter of Credit Payments.........................................40
3.7         Application.......................................................41

                                   SECTION 4.

                                  TERM A LOANS

4.1         Term A Loans......................................................41
4.2         Procedure for Closing Date Term A Loan Borrowing..................41

                                   SECTION 5.

                                  TERM B LOANS

5.1         Term B Loans......................................................41
5.2         Procedure for Closing Date Term B Loan Borrowing..................42

                                   SECTION 6.

                               GENERAL PROVISIONS

                                TABLE OF CONTENTS

                                                                            PAGE

6.1         Fees..............................................................42
6.2         Repayment of Loans; Evidence of Debt..............................43
6.3         Optional and Mandatory Prepayment;
            Mandatory Commitment Reductions...................................45
6.4         Conversion and Continuation Options...............................48
6.5         Maximum Number of Interest Periods................................49
6.6         Interest Rates and Payment Dates..................................49
6.7         Computation of Interest and Fees..................................50
6.8         Inability to Determine Interest Rate..............................50
6.9         Pro Rata Treatment and Payments...................................51
6.10        Illegality........................................................54
6.11        Requirements of Law...............................................54
6.12        Taxes.............................................................56
6.13        Indemnity.........................................................59
6.14        Replacement of Lender.............................................60

                                   SECTION 7.

                         REPRESENTATIONS AND WARRANTIES

7.1         Financial Condition...............................................60
7.2         No Change.........................................................61
7.3         Corporate Existence; Compliance with Law..........................61
7.4         Corporate Authorization; Enforceable Obligations..................61
7.5         Conduct of Business...............................................62
7.6         No Legal Bar......................................................62
7.7         No Material Litigation............................................62
7.8         No Default........................................................63
7.9         Ownership of Property; Liens......................................63
7.10        Intellectual Property.............................................63
7.11        No Burdensome Restrictions........................................63
7.12        Taxes.............................................................63
7.13        Federal Regulations...............................................64
7.14        ERISA.............................................................64
7.15        Investment Company Act; Other Regulations.........................64
7.16        Subsidiaries......................................................64
7.17        Purpose of Loans..................................................64
7.18        Environmental Matters.............................................65
7.19        Senior Indebtedness...............................................66
7.20        Disclosure........................................................66
7.21        Collateral Documents..............................................67
7.22        Solvency..........................................................67

                                   SECTION 8.

                              CONDITIONS PRECEDENT

                                TABLE OF CONTENTS

                                                                            PAGE

8.1         Conditions to Effectiveness.......................................67
8.2         Conditions to Each Extension of Credit............................73

                                   SECTION 9.

                              AFFIRMATIVE COVENANTS

9.1         Financial Statements..............................................73
9.2         Certificates; Other Information...................................74
9.3         Payment of Obligations............................................75
9.4         Conduct of Business and Maintenance of Existence..................75
9.5         Maintenance of Property; Insurance................................75
9.6         Inspection of Property, Books and Records; Discussion.............76
9.7         Notices...........................................................76
9.8         Environmental Laws................................................77
9.9         Consummation of the Transactions..................................77
9.10        Existing and Future Mortgages.....................................77
9.11        Real Estate Appraisals............................................78

                                   SECTION 10.

                               NEGATIVE COVENANTS

10.1        Financial Condition Covenants.....................................78
10.2        Limitation on Indebtedness........................................79
10.3        Limitation on Liens...............................................81
10.4        Limitation on Guarantee Obligations...............................83
10.5        Limitation on Fundamental Changes.................................84
10.6        Limitation on Sale of Assets......................................84
10.7        Limitation on Dividends...........................................85
10.8        Limitation on Capital Expenditures................................86
10.9        Limitation on Investments, Loans and Advances.....................86
10.10       Certain Provisions Relating to Other Debt Instruments.............87
10.11       Limitation on Transactions with Affiliates........................88
10.12       Limitation on Sales and Leasebacks................................89
10.13       Limitation on Changes in Fiscal Year..............................89
10.14       Limitation on Negative Pledge Clauses.............................89
10.15       Amendment of Articles of Incorporation............................89
10.16       Holdings Reorganization...........................................89

                                   SECTION 11.

                                EVENTS OF DEFAULT

                                TABLE OF CONTENTS

                                                                            PAGE

                                   SECTION 12.

                                   THE AGENTS

12.1        Appointment.......................................................94
12.2        Delegation of Duties..............................................94
12.3        Exculpatory Provisions............................................94
12.4        Reliance by Agents................................................94
12.5        Notice of Default.................................................95
12.6        Non-Reliance on Agents and Other Lenders..........................95
12.7        Indemnification...................................................96
12.8        Agent in Its Individual Capacity..................................96
12.9        Successor Agents..................................................96
12.10       Collateral Documents..............................................97
12.11       Other Titles......................................................97
12.12       Issuing Banks as Issuers of Letters of Credit.....................97

                                   SECTION 13.

                                  MISCELLANEOUS

13.1        Amendments and Waivers............................................98
13.2        Replacement of Dissenting Lenders................................100
13.3        Notices..........................................................101
13.4        No Waiver; Cumulative Remedies...................................101
13.5        Survival of Representations and Warranties.......................102
13.6        Payment of Expenses and Taxes....................................102
13.7        Successors and Assigns; Participations and Assignments...........103
13.8        Adjustments; Set-off.............................................106
13.9        Release of Subsidiary Guarantees.................................107
13.10       Modification of Schedules........................................107
13.11       Counterparts.....................................................107
13.12       Severability.....................................................107
13.13       Integration......................................................107
13.14       GOVERNING LAW....................................................108
13.15       Submission to Jurisdiction.......................................108
13.16       Acknowledgements by Borrower.....................................108
13.17       WAIVER OF JURY TRIAL.............................................109
13.18       Confidentiality..................................................109

                                TABLE OF CONTENTS

                                                                            PAGE

SCHEDULES

            1.1            Addresses for Notice, Commitments
            3.1            Existing Letters of Credit
            6.2            Term Loan Amortization
            7.1            Financial Condition
            7.2            No Change
            7.6            No Legal Bar
            7.7            Material Litigation
            7.10           Intellectual Property Claims
            7.16           Subsidiaries
            7.18           Environmental Matters
            9.8            Environmental Laws
            10.2(d)        Existing Indebtedness
            10.3(f)        Existing Liens
            10.4(a)        Existing Guarantees
            10.11          Existing Affiliate Transactions

EXHIBITS

            A-1            Revolving Credit Note
            A-2            Term A Loan Note
            A-3            Term B Loan Note
            A-4            Swing Line Note
            B              Security Agreement
            C-1            Holdings Guarantee
            C-2            Subsidiary Guarantee
            D              Borrowing Certificate
            E-1            Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
            E-2            Opinion of Paul E. Yestrumskas
            F              Assignment and Acceptance
            G              Swing Line Loan Participation Certificate
            H              Trademark Subsidiary Agreement

                                CREDIT AGREEMENT

            This CREDIT AGREEMENT is dated as of May 22, 2001, and entered into by and among (a) PLAYTEX PRODUCTS, INC., a Delaware corporation (the "BORROWER"), (b) the several banks and other financial institutions from time to time parties to this Agreement (the "LENDERS"), and (c) CREDIT SUISSE FIRST BOSTON ("CSFB") as agent for the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT").

                                 R E C I T A L S

            WHEREAS, the Borrower, the several lenders parties thereto, and Wells Fargo Bank, N.A., as agent, are parties to a Credit Agreement dated as of July 21, 1997 (as amended, supplemented or otherwise modified prior to the Closing Date (this and other capitalized terms used in these recitals without definition being used as defined in subsection 1.1), the "EXISTING REVOLVING CREDIT AGREEMENT");

            WHEREAS, the Borrower, the several lenders parties thereto, and DLJ Capital Funding Inc., as syndication agent and the facility manager, are parties to a Term Loan Agreement dated as of July 21, 1997 (as amended, supplemented or otherwise modified prior to the Closing Date, the "EXISTING TERM LOAN AGREEMENT" and, together with the Existing Revolving Credit Agreement, the "EXISTING CREDIT AGREEMENT");

            WHEREAS, the Borrower will prepay all of its outstanding indebtedness under the Existing Revolving Credit Agreement and the Existing Term Loan Agreement on the Closing Date and terminate any commitments thereunder;

            WHEREAS, the Borrower will issue Senior Subordinated Notes in an aggregate principal amount of not less than $350,000,000 on or before the Closing Date;

            WHEREAS, the Borrower will deliver an irrevocable notice of redemption with respect to all of its Existing Senior Subordinated Notes on or before the Closing Date, and on the Closing Date the Borrower will deposit with the trustee under the Existing Senior Subordinated Note Indenture funds in an amount not to exceed $360,000,000, plus the call premium on the Existing Senior Subordinated Notes and the amount of interest that will be accrued and unpaid thereon on the date of their redemption, which funds shall be used to effect a satisfaction and discharge of the Existing Senior Subordinated Notes on the Closing Date and the redemption of the Existing Senior Subordinated Notes after the Closing Date;

            WHEREAS, on or before the Closing Date, the Borrower will deliver an irrevocable notice of redemption of all its outstanding Existing Senior Notes, which redemption shall occur on or about July 15, 2001, and on the Closing Date the Borrower will deposit with the trustee under the Existing Senior Note Indenture to effect a satisfaction and discharge of the Existing Senior Note Indenture, funds in an amount not to exceed $150,000,000, plus the call premium on the Existing Senior Notes and the amount of interest that will be accrued and unpaid thereon on the date of their redemption, which funds shall be used to effect a satisfaction and discharge of the Existing Senior Notes on the Closing Date and the redemption of the Existing Senior Notes on or about July 15, 2001;

            WHEREAS, the Lenders have agreed to extend certain credit facilities to the Borrower hereunder, including Term A Loans in the aggregate principal amount of $100,000,000, Term B Loans in the aggregate principal amount of $400,000,000, and a Revolving Credit Commitment in the aggregate principal amount of $125,000,000, that will be used, together with the proceeds of the sale of the Senior Subordinated Notes, and any proceeds that the Borrower and its Subsidiaries may receive from the sale of receivables pursuant to the Receivables Facility to:

            (i) finance the prepayment of approximately $362,200,000 in aggregate principal amount of indebtedness under the Existing Credit Agreement, plus additional principal amounts used to finance seasonal working capital needs of the Borrower and its Subsidiaries, and accrued and unpaid interest thereon,

            (ii) finance the redemption of the Borrower's Existing Senior Subordinated Notes in the aggregate principal amount of approximately $360,000,000, plus accrued interest thereon,

            (iii) finance the redemption of the Borrower's Existing Senior Notes in the aggregate principal amount of approximately $150,000,000, plus accrued interest thereon,

            (iv) pay call premiums in connection with the redemption of the Existing Senior Subordinated Notes and the Existing Senior Notes,

            (v) pay Transaction Expenses, and

            (vi) provide financing for working capital and other general corporate purposes of the Borrower and its Subsidiaries;

            NOW THEREFORE, in consideration of the premises, the Borrower, the Agents and the Lenders agree as follows:

                             SECTION 1. DEFINITIONS

            1.1 DEFINED TERMS. As used in this Agreement, terms defined in the preamble or recitals hereto are used as so defined and the following terms shall have the following meanings:

            "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by CSFB as its prime rate in effect at its principal office in New York (the Prime Rate not being intended to be the lowest rate of interest charged by CSFB in connection with extensions of credit to debtors); and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "ABR LOANS": Loans the rate of interest applicable to which is based upon the ABR.

            "ADDITIONAL LENDER": as defined in subsection 2.5(b).

            "ADMINISTRATIVE AGENT": as defined in the introduction to this Agreement and also means and includes any successor administrative agent appointed pursuant to subsection 12.9.

            "AFFILIATE": as to any Person, any other Person other than a Subsidiary which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or, in the case of any Lender which is an investment fund, any other fund which is managed by the same investment advisor or an Affiliate thereof; PROVIDED that a Person shall not be deemed an Affiliate of another Person solely by reason of an individual serving as an officer or director of such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "AGENTS": the Administrative Agent, and for the purposes of SECTION 12 only, the Collateral Agent, as applicable, and, for purposes of subsection 12.7 only, the Arranger.

            "AGGREGATE OUTSTANDING REVOLVING EXTENSIONS OF CREDIT": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding.

            "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time, including without limitation by any Increased Commitments Agreement.

            "ANNUALIZED": (a) with respect to the first fiscal quarter of the Borrower ending after the Closing Date, the applicable amount for such fiscal quarter multiplied by four, (b) with respect to the second fiscal quarter of the Borrower ending after the Closing Date, the applicable amount for such fiscal quarter and the immediately preceding fiscal quarter multiplied by two, and (c) with respect to the third fiscal quarter of the Borrower ending after the Closing Date, the applicable amount for such fiscal quarter and the immediately preceding two fiscal quarters multiplied by one and one-third.

            "APPAREL NOTES": the Junior Subordinated Notes dated December 28, 1988 issued by the Borrower in the approximate original aggregate principal amount of $38,350,000, the outstanding principal amount of which as of the date hereof was approximately $78, 386,000, and additional notes in the form thereof issued in lieu of cash interest, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

            "APPLICABLE ABR MARGIN": as of any date of determination, the applicable rate per annum set forth below under the caption "Applicable ABR Margin for Revolving Credit Loans and Term A Loans" or "Applicable ABR Margin for Term B Loans", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Loans hereunder:


                                    Senior Secured Facility       Applicable ABR Margin for Revolving       Applicable ABR Margin
                  Level                  Credit Rating               Credit Loans and Term A Loans            for Term B Loans
            -------------------  ------------------------------  --------------------------------------    ----------------------

            -------------------  ------------------------------  --------------------------------------    ----------------------
            Level I              BBB- or above /Baa3 or above                    1.00%                               1.50%
            Level II             BB+/Ba1                                         1.25%                               1.50%
            Level III            BB/Ba2                                          1.50%                               1.75%
            Level IV             BB-/Ba3                                         1.75%                               2.00%
            Level V              less than BB-                                   2.00%                               2.25%
                                 / less than Ba3

            ; PROVIDED, that until the three month anniversary of the Closing Date, the Applicable ABR Margins shall be the higher of the rates set forth in the table above for Level IV or the rates determined in accordance with the table above based on the ratings of Moody's and S&P of the Loans in effect during such period. For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Loans hereunder (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Level V; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Loans shall fall within different Levels, the Applicable ABR Margin shall be based on the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Loans shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable ABR Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable ABR Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation, or if there shall be only one available rating for any reason other than one attributable to circumstances related to the Borrower and its Subsidiaries or their businesses, assets, liabilities, financial condition or operations, then for purposes of the preceding clause
            (i), the Level shall be determined by reference to the other then available rating.

            "APPLICABLE COMMITMENT FEE PERCENTAGE": as of any date of determination, the applicable rate per annum set forth below under the caption "Applicable Commitment Fee Percentage", based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Loans hereunder:


                                                               Applicable Commitment
             Level     Senior Secured Facility Credit Rating       Fee Percentage
            ---------  --------------------------------------  ----------------------

            ---------  --------------------------------------  ----------------------
            Level I    BBB- or above /Baa3 or above                      0.40%
            Level II   BB+/Ba1                                           0.45%
            Level III  BB/Ba2                                            0.50%
            Level IV   BB-/Ba3                                           0.50%
            Level V    less than BB-                                     0.50%
                       / less than Ba3

            ; PROVIDED, that until the three month anniversary of the Closing Date, the Applicable Commitment Fee Percentage shall be the higher of the percentage set forth in the table above for Level IV or the percentage determined in accordance with the table above based on the ratings of Moody's and S&P of the Loans in effect during such period. For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Loans hereunder (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Level V; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Loans shall fall within different Levels, the Applicable Commitment Fee Percentage shall be based on the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Loans shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Commitment Fee Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Commitment Fee Percentage shall be determined by reference to the rating most recently in effect prior to such change or cessation, or if there shall be only one available rating for any reason other than one attributable to circumstances related to the Borrower and its Subsidiaries or their businesses, assets, liabilities, financial condition or operations, then for purposes of the preceding clause
            (i), the Level shall be determined by reference to the other then available rating.

            "APPLICABLE EURODOLLAR MARGIN": as of any date of determination, the applicable rate per annum set forth below under the caption "Applicable Eurodollar Margin for Revolving Credit Loans and Term A Loans" or "Applicable Eurodollar Margin for Term B Loans", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Loans hereunder:


                                                         Applicable Eurodollar Margin
                             Senior Secured Facility      for Revolving Credit Loans      Applicable Eurodollar Margin
                 Level            Credit Rating                and Term A Loans                 for Term B Loans
            -----------   ------------------------------ ------------------------------   ----------------------------

            -----------   ------------------------------ ------------------------------   ----------------------------
            Level I       BBB- or above /Baa3 or above               2.00%                            2.50%
            Level II      BB+/Ba1                                    2.25%                            2.50%
            Level III     BB/Ba2                                     2.50%                            2.75%
            Level IV      BB-/Ba3                                    2.75%                            3.00%
            Level V       less than BB-                              3.00%                            3.25%
                          / less than Ba3

            ; PROVIDED, that until the three month anniversary of the Closing Date, the Applicable Eurodollar Margins shall be the higher of the rates set forth in the table above for Level IV or the rates determined in accordance with the table above based on the ratings of Moody's and S&P of the Loans in effect during such period. For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Loans hereunder (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Level V; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Loans shall fall within different Levels, the Applicable Eurodollar Margin shall be based on the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Loans shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Eurodollar Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Eurodollar Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation, or if there shall be only one available rating for any reason other than one attributable to circumstances related to the Borrower and its Subsidiaries or their businesses, assets, liabilities, financial condition or operations, then for purposes of the preceding clause
            (i), the Level shall be determined by reference to the other then available rating.

            "APPLICABLE PREPAYMENT PERCENTAGE": the percentage set forth in the table below opposite the Leverage Ratio, measured as of the last day of the fiscal year ending prior to the date the prepayment under subsection 6.3(d) shall be due:

                        --------------- --------------------------------
                        LEVERAGE RATIO  APPLICABLE PREPAYMENT PERCENTAGE

                        --------------- --------------------------------
                        --------------- --------------------------------
                        Equal to or
                        greater than                   75%
                         4.00 to 1.00
                        --------------- --------------------------------
                        --------------- --------------------------------
                        Less than
                          4.00 to 1.00                 50%
                        Equal to or
                        greater than
                          3.00 to 1.00
                        --------------- --------------------------------
                        --------------- --------------------------------
                        Less than
                          3.00 to 1.00                 0%
                        --------------- --------------------------------

            "APPLICATION": an application, in such form as any Issuing Bank may specify from time to time, requesting such Issuing Bank to open a Letter of Credit, and any reimbursement agreements or other documents or certificates executed by the Borrower in favor of an Issuing Lender relating to, the Letters of Credit.

            "ARRANGER": CSFB, as the arranger of the credit facilities described herein.

            "ASSIGNEE": as defined in subsection 13.7(c).

            "ASSIGNMENT AND ACCEPTANCE": means an Assignment and Acceptance in substantially the form of Exhibit F.

            "AVAILABLE REVOLVING CREDIT COMMITMENT": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment at such time over (b) the sum of (i) such Lender's Aggregate Outstanding Revolving Extensions of Credit and (ii) an amount equal to such Lender's Revolving Credit Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans (PROVIDED that for purposes of calculating Available Revolving Credit Commitments pursuant to subsection 6.1(a) such amount referred to in clause (ii) shall be zero).

            "BANKRUPTCY CODE": Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

            "BOARD": the Board of Governors of the Federal Reserve System (or any successor thereto).

            "BORROWER": as defined in the introduction to this Agreement.

            "BORROWING DATE": any Business Day specified in a notice pursuant to subsection 2.2, 2.4, 4.2 or 5.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

            "BUSINESS": as defined in subsection 7.18(b).

            "BUSINESS DAY": for all purposes other than as covered by (ii) below, (i) a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

            "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "CASH EQUIVALENTS": (a) securities with maturities of 180 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) certificates of deposit, time deposits, overnight bank deposits and bankers' acceptances of any commercial bank which has capital and surplus in excess of $500,000,000 having maturities of 190 days or less from the date of acquisition, (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments having maturities of 180 days or less from the date of acquisition, (d) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000, and (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by an agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; PROVIDED that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

            "CSFB": as defined in the introduction to this Agreement.

            "CHANGE OF CONTROL": any Person or "group" (within the meaning of
            Section 13(d) or 14(d) of the Exchange Act), other than the Permitted Holders or a Permitted Group, (x) shall have acquired beneficial ownership of Capital Stock of either the Borrower or, if the Holdings Reorganization occurs, Holdings, representing 50% or more of the outstanding Capital Stock having ordinary voting power in the election of directors of either the Borrower or, if the Holdings Reorganization occurs, Holdings, or (y) shall obtain the power (whether or not exercised) to elect a majority of the members of the Board of Directors of either the Borrower or, if the Holdings Reorganization occurs, Holdings.

            "CLASS": as applied to the Lenders, means each of the following classes of Lenders: (i) Lenders having Revolving Credit Loan Exposure, (ii) Lenders having Term A Loan Exposure, (iii) Lenders having Term B Loan Exposure, and (iv) any other Term Loan Lenders having any other Term Loan Exposure.

            "CLOSING DATE": the date on which the conditions precedent set forth in subsection 8.1 shall be satisfied, PROVIDED that such date shall be no later than June 30, 2001.

            "CODE": the Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

            "COLLATERAL ACCOUNT": as defined in the Security Agreement.

            "COLLATERAL AGENT": CSFB acting in its capacity as collateral agent under the applicable Security Documents on behalf of the Lenders.

            "COMMERCIAL LETTER OF CREDIT": as defined in subsection
            3.1(b)(i)(y).

            "COMMITMENTS": the collective reference to the Revolving Credit Commitments, the Swing Line Commitment, the Term A Loan Commitments, the Term B Loan Commitments and any Increased Commitments pursuant to subsection 2.5.

            "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

            "CONSOLIDATED CAPITAL EXPENDITURES": of any Person for any period, the amount of expenditures of such Person, determined on a consolidated basis in accordance with GAAP, for such period in respect of the purchase or other acquisition of fixed or capital assets (excluding (i) any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations, (ii) any such asset purchased with the net cash proceeds of the sale or disposition of assets within 12 months after such sale or disposition in accordance with subsection 6.3(c) and subsection 10.6(d), (iii) any such asset acquired in connection with a business acquisition permitted by subsection 10.9(h) or (iv) any expenditures from the proceeds of casualty insurance used to repair or replace the assets affected by such casualty loss).

            "CONSOLIDATED CURRENT ASSETS": as at any date of determination, the total assets of the Borrower and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, EXCLUDING Cash and Cash Equivalents; PROVIDED, the accounts receivable sold to the Receivables Subsidiary by Borrower and its Subsidiaries under the Receivables Facility shall be included in the calculation of Consolidated Current Assets.

            "CONSOLIDATED CURRENT LIABILITIES": as at any date of determination, the total liabilities of the Borrower and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, EXCLUDING the current portions of Indebtedness that by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of the Borrower or a Subsidiary of the Borrower to a date more than one year from (including an option of that Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from), the date of the creation thereof.

            "CONSOLIDATED EBITDA": of any Person for any period, Consolidated Net Income of such Person for such period PLUS, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income, the sum of (a) total income and franchise tax expense, (b) Consolidated Interest Expense, (c) depreciation and amortization expense, (d) the expenses associated with amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) writeoff of goodwill and other non cash charges, (f) any extraordinary and unusual losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income, losses on the sales of assets outside the ordinary course of business), (g) any similar non-cash charges, and (h) any Specified Equity Contribution received by the Borrower during such period, MINUS any extraordinary and unusual gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income, gains on the sales of assets outside of the ordinary course of business); PROVIDED, that for purposes of the definition of Leverage Ratio and Senior Debt Leverage Ratio only, if a business acquisition or investment permitted by subsection 10.9(h) occurs during any period, Consolidated EBITDA of the Borrower for such period shall include the pro forma Consolidated EBITDA for such period of the business acquired or investment made, after giving effect to adjustments relating to (a) any historical extraordinary non-recurring costs or expenses or other verifiable costs or expenses that will not continue after the acquisition or disposition date and other expenses and cost reductions on a basis consistent with Regulation S-X promulgated by the Securities and Exchange Commission and (b) any net acquisition-related cost savings realized or reasonably expected to be realized as certified by the chief financial officer of the Borrower and as approved by the Administrative Agent.

            "CONSOLIDATED EXCESS CASH FLOW": for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment MINUS (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Credit Loans except to the extent the Revolving Credit Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Interest Expense, and (d) the provision for current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period.

            "CONSOLIDATED INTEREST EXPENSE": of any Person for any period, the amount of interest expense payable in cash (excluding any amounts paid or payable in additional securities of such Person) net of (i) any payments or receipts under any Interest Rate Agreements of such Person and (ii) any consolidated interest income of such Person, determined on a consolidated basis in accordance with GAAP (but excluding the amortization of deferred financing costs, debt issuance costs and commissions and discounts and other fees and charges associated with Indebtedness), for such period on the aggregate principal amount of its Indebtedness; PROVIDED that for purposes of this definition, amounts payable under the Receivables Facility by Borrower and its Subsidiaries to the Receivables Subsidiary and any fees and expenses payable to the Lender under the Receivables Facility, in each case other than any amounts in the nature of principal shall be treated as interest expense for purposes of this definition notwithstanding any other required treatment under GAAP.

            "CONSOLIDATED NET INCOME": of any Person for any period, net income of such Person, determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED TOTAL DEBT": as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, MINUS (i) the stated balance sheet amount of the Apparel Notes to the extent the assets of the Borrower and its Subsidiaries, on a consolidated basis in accordance with GAAP, include a like aggregate stated balance sheet amount of PAP Debentures.

            "CONSOLIDATED WORKING CAPITAL": as at any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

            "CONSOLIDATED WORKING CAPITAL ADJUSTMENT": for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

            "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "CONVERTIBLE NOTE INDENTURE": the Indenture dated as January 29, 1999 between the Borrower, as issuer, and Marine Midland Bank, as trustee, pursuant to which the Convertible Notes were issued, as the same has been, or is hereafter, amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

            "CONVERTIBLE NOTES": the Borrower's 6.0% convertible subordinated notes due 2004 issued pursuant to the Convertible Note Indenture.

            "DEFAULT": any of the events specified in SECTION 11, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "DOLLARS" and "$": dollars in lawful currency of the United States of America.

            "DOMESTIC SUBSIDIARY": a Subsidiary of the Borrower which is incorporated in a state of the United States or in the District of Columbia.

            "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including determinations of an arbitrator or court pursuant to common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (as a result of exposure to Materials of Environmental Concern) or the environment, as now or may at any time hereafter be in effect.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such system.

            "EURODOLLAR BASE RATE": with respect to any Eurodollar Loan for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition the "Eurodollar Base Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such

            Interest Period. Each determination by the Administrative Agent pursuant to this definition shall be conclusive absent manifest error.

            "EURODOLLAR LOANS": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

            "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula:

                              EURODOLLAR BASE RATE
                    1.00 - Eurocurrency Reserve Requirements

            "EURODOLLAR TRANCHE": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "EVENT OF DEFAULT": any of the events specified in Section 11, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "EXCESS AMOUNT": as defined in subsection 6.3(j).

            "EXCHANGE ACT": the Securities Exchange Act of 1934, as amended.

            "EXISTING CREDIT AGREEMENT": as defined in the recitals to this Agreement.

            "EXISTING LENDERS": as defined in subsection 8.1(p)(i).

            "EXISTING LETTERS OF CREDIT": the letters of credit described on
            Schedule 3.1 issued by an issuing bank under the Existing Revolving Credit Agreement which for all purposes of the Loan Documents shall be deemed to be Letters of Credit hereunder issued on the Closing Date.

            "EXISTING LOAN DOCUMENTS": the "Loan Documents" as defined under the Existing Revolving Credit Agreement and the "Loan Documents" as defined under the Existing Term Loan Agreement.

            "EXISTING REVOLVING CREDIT AGREEMENT": as defined in the recitals to this Agreement.

            "EXISTING REVOLVING CREDIT LOANS": the revolving credit loans and swing line loans outstanding under the Existing Revolving Credit Agreement on the Closing Date.

            "EXISTING SENIOR NOTE INDENTURE": the Indenture dated as of July 21, 1997 by and between the Borrower, as issuer, and Marine Midland Bank, as trustee, as the same has been amended, supplemented or otherwise modified from time to time prior to the date hereof.

            "EXISTING SENIOR NOTES": the 8 7/8% Senior Notes Due 2004 issued by the Borrower in the aggregate original amount of $150,000,000 pursuant to the Existing Senior Note Indenture.

            "EXISTING SENIOR SUBORDINATED INDENTURE": the Indenture dated as of February 2, 1994 between the Borrower, as issuer, and The Bank of New York, as trustee, as the same has been amended, supplemented or otherwise modified from time to time prior to the date hereof.

            "EXISTING SENIOR SUBORDINATED NOTES": the 9% Senior Subordinated Notes of the Borrower issued pursuant to the Existing Senior Subordinated Indenture and due in 2003 that are outstanding on the Closing Date.

            "EXISTING TERM LOANS": the term loans outstanding under the Existing Term Loan Agreement on the Closing Date.

            "EXISTING TERM LOAN AGREEMENT": as defined in the recitals to this Agreement.

            "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

            "GAAP": generally accepted accounting principles in the United States of America in effect from time to time or, in the case of compliance with subsection 10.1, consistent with those utilized in preparing the audited financial statements referred to in subsection 7.1.

            "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "GRANTING LENDER": as defined in subsection 13.7(h).

            "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

            "GUARANTEE": refers to the Holdings Guarantee, if applicable, or the Subsidiary Guarantee. The Holdings Guarantee and the Subsidiary Guarantee are collectively referred to as the "GUARANTEES".

            "GUARANTOR": any Person delivering a Guarantee or a supplement thereto pursuant to this Agreement.

            "HOLDINGS": a company that may be formed by the Borrower after the Closing Date to hold 100% of the Borrower's outstanding capital stock, and whose shares of capital stock will be issued in exchange for, or result from the conversion of, the shares of capital stock of the Borrower.

            "HOLDINGS GUARANTEE": if the Holdings Reorganization occurs, the Guarantee to be executed by Holdings upon the consummation of the Holdings Reorganization, substantially in the form of Exhibit C-1, as the same may be amended, supplemented or otherwise modified from time to time.

            "HOLDINGS REORGANIZATION": the merger or consolidation of the Borrower with a Subsidiary or other entity pursuant to Section 351 of the Code (or any similar statute) for the purpose and with the effect of causing the Borrower to become a wholly owned Subsidiary of Holdings, with the shares of capital stock of the Borrower outstanding immediately before the Holdings Reorganization to be converted into or exchanged for shares of capital stock of Holdings.

            "HW&P": Haas Wheat & Partners Incorporated.

            "IMMATERIAL SUBSIDIARY": any Subsidiary of the Borrower which Subsidiary, together with all other Immaterial Subsidiaries (a) does not own assets with an aggregate value for all such Immaterial Subsidiaries of greater than $5,000,000, (b) does not, together with all other Immaterial Subsidiaries, generate aggregate revenues of greater than $5,000,000 in any single Fiscal Year, and (c) in which Borrower and its Subsidiaries have not made investments, together with investments for all other Immaterial Subsidiaries in an amount exceeding $5,000,000 in any single Fiscal Year; and all Immaterial Subsidiaries shall be designated as such on Schedule 7.16.

            "INCREASED COMMITMENTS": as defined in subsection 2.5(a).

            "INCREASED COMMITMENTS AGREEMENT": the agreement entered into among the Borrower, the Administrative Agent and Lenders agreeing to increase their Revolving Credit Commitments and/or Term Loan Commitments, and Additional Lenders pursuant to subsection 2.5.

            "INDEBTEDNESS": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of banker's acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (it being understood that Indebtedness shall not include any obligations under any Interest Rate Agreement) and (f) all Guarantee Obligations with respect to items referred to in the foregoing clauses (a)-(e). For purposes of any calculation hereunder, the amount of any Indebtedness outstanding at any time, except Indebtedness under clause (e) of this definition, shall be deemed to be equal to the then outstanding principal amount of such Indebtedness (including, with respect to Financing Leases, the implied principal amount thereof calculated in accordance with GAAP) and the amount of any Indebtedness outstanding at any time under clause (e) of this definition shall be equal to the lesser of (i) the then outstanding principal amount of, and all accrued and unpaid interest on, the liability secured by the applicable property and (ii) the then fair market value of such property. For purposes of determining compliance with the provisions of SECTION 10 and the definitions of Leverage Ratio and Senior Debt Leverage Ratio, Indebtedness shall not include obligations in respect of the Existing Senior Notes or Existing Senior Subordinated Notes to the extent that such notes have been satisfied and discharged, or to the extent that there are funds held by the applicable trustee earmarked for the payment of such notes. Without limiting the generality of the foregoing, Indebtedness shall include the obligations owed by the Receivables Subsidiary to the extent that such obligations constitute indebtedness on the financial statements of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

            "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "INSOLVENT": pertaining to a condition of Insolvency.

            "INTELLECTUAL PROPERTY": as defined in subsection 7.10.

            "INTEREST COVERAGE RATIO": as defined in subsection 10.1(a).

            "INTEREST PAYMENT DATE": (a) as to any ABR Loan, the first Business Day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.

            "INTEREST PERIOD": with respect to any Eurodollar Loan:

            (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six (or, if consented to by each affected Lender, nine or twelve months) thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

            (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months (or, if available, nine or twelve months) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

            PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

            (i) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (ii) any Interest Period for any Loans that would otherwise extend beyond the date final payment is due on such Loans shall end on such date of final payment;

            (iii) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

            (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

            "INTEREST RATE AGREEMENT": with respect to any Person, any interest rate swap agreement, interest rate future, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which such Person is a party or a beneficiary.

            "INVESTORS": HWH Capital Partners, L.P., HWH Valentine Partners, L.P., HWH Surplus Valentine Partners, L.P., and any other investors reasonably acceptable to the Administrative Agent.

            "ISSUING BANK": with respect to any Letter of Credit, the Lender that agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.2. The only permissible Issuing Banks shall be CSFB and any two other Lenders holding Revolving Credit Commitments selected by the Borrower and reasonably acceptable to the Administrative Agent.

            "L/C OBLIGATIONS": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.4(a).

            "L/C PARTICIPANTS": the collective reference to all the Lenders holding Revolving Credit Commitments other than the Issuing Bank.

            "LETTERS OF CREDIT": as defined in subsection 3.1(a).

            "LEVERAGE RATIO": as of any Test Date, the ratio of (x) Consolidated Total Debt MINUS the sum of (i) the outstanding principal amount of Revolving Credit Loans used to finance seasonal working capital needs of the Borrower up to $30,000,000, PLUS (ii) the aggregate amount of Unrestricted Cash held by the Borrower on the Test Date PLUS (iii) to the extent that all or any part of the original $75,000,000 amount of the Receivables Facility received off-balance sheet treatment under GAAP on the Closing Date and is thereafter required to be included on Borrower's consolidated balance sheet, or to the extent that all or any part of the original $75,000,000 amount of the Receivables Facility is terminated, an amount equal to such part of such Receivables Facility receiving such on-balance sheet treatment or which has been so terminated PROVIDED that in no event shall the amount so deducted for purposes of this clause (iii) exceed $75,000,000 DIVIDED by (y) Consolidated EBITDA of the Borrower for the most recently ended four fiscal quarter period of the Borrower for which financial statements are available on or prior to such date of determination; provided that, for purposes of the calculation of its Leverage Ratio as of June 30, 2001, the Consolidated Total Debt shall exclude the outstanding principal amount of Loans used to fund payment of accrued and unpaid interest on the Existing Senior Notes and the Existing Senior Subordinated Notes on the date of their redemption.

            "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever which makes any property or asset available for the payment or performance of any liability in priority to the payment or performance of ordinary, unsecured creditors (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

            "LOAN": any loan made by any Lender pursuant to this Agreement.

            "LOAN DOCUMENTS": this Agreement, any Notes, the Applications, the Trademark Subsidiary Agreement, the Guarantees and the Security Documents.

            "LOAN PARTIES": the Borrower, each Subsidiary (excluding the Receivables Subsidiary) of the Borrower which is a party to a Loan Document and, if the Holdings Reorganization occurs, Holdings.

            "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement, any Application or any of the other Loan Documents or the rights or remedies of the Agents, the Collateral Agent or the Lenders hereunder or thereunder.

            "MATERIAL ASSET SALE": any sale, transfer or other disposition (including any sale and leaseback of assets) by the Borrower or any of its Subsidiaries of any property of the Borrower or any such Subsidiary (including property subject to any Lien under any Security Document), other than as permitted pursuant to subsection 10.6(a), 10.6(b), 10.6(c), 10.6(e), 10.6(f), 10.6(g) (to the extent in excess of $20,000,000 in the aggregate), 10.6(h) (excluding any such sales giving rise to a Receivables Facility Prepayment) or 10.6(i).

            "MATERIAL ENVIRONMENTAL AMOUNT": an amount payable by the Borrower and/or its Subsidiaries in excess of $20,000,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

            "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "MOODY'S": Moody's Investors Service, Inc. or any successor.

            "MORTGAGE": as defined in subsection 9.10.

            "MORTGAGED PROPERTY": as defined in subsection 9.10.

            "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "NET CASH PROCEEDS": (a) in connection with any Material Asset Sale, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Material Asset Sale net of all reasonable attorneys' fees, consulting fees, accountants' fees, investment banking fees, brokerage commissions, survey costs, title insurance premiums, recording and transfer tax expense, required debt payments (other than pursuant hereto), amounts required to be paid to any Person (other than the Borrower and its Subsidiaries) owning a beneficial interest in the assets subject to such Material Asset Sale, reasonable amounts to be provided by the Borrower or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Material Asset Sale and retained by the Borrower or such Subsidiary, as the case may be (provided, that, if any amount of such reserve shall be released or reversed, the amount of such release or reversal shall be "NET CASH PROCEEDS"), and other customary fees and expenses actually incurred and satisfactorily documented in connection therewith and net of federal, state, local and foreign taxes paid or payable as a result thereof and net of purchase price adjustments reasonably expected to be payable in connection therewith and (b) in connection with any issuance of any debt securities or instruments or the incurrence of loans, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received from such issuance, net of all reasonable investment banking fees, legal fees, consulting fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses, actually incurred and satisfactorily documented in connection therewith.

            "NEW SUBSIDIARY": any wholly-owned Subsidiary of the Borrower formed after the date hereof which (a) is a Guarantor or has become a Guarantor by means of a supplement to the Subsidiary Guarantee in form and substance satisfactory to the Administrative Agent (unless, in each case, released from such Subsidiary Guarantee pursuant to subsection 13.9), (b) all of the Capital Stock of which is pledged to the Collateral Agent, as collateral security for the Obligations pursuant to the Security Agreement or a supplement thereto in form and substance satisfactory to the Administrative Agent and (c) if not in existence on the Closing Date, has delivered to the Administrative Agent such legal opinions, secretary's certificates, resolutions and other customary documents in connection with the supplements referred to in (a) and (b) above as the Administrative Agent may reasonably request.

            "NON-EXCLUDED TAXES": as defined in subsection 6.12(a).

            "NON-RECOURSE": as to any Person, means that the creditors (including holders of contingent claims) of such Person do not have any recourse to or against the Borrower and any of its Subsidiaries (other than any such Person) or against the assets or revenues of the Borrower and such Subsidiaries subject to usual and customary exceptions in similar transactions for recourse as a result of fraud or inaccuracy of representations and warranties or usual and customary indemnities.

            "NOTES": the collective reference to the Revolving Credit Notes, the Swing Line Note and the Term Loan Notes.

            "NOTIFYING LENDER": any Lender that gives written irrevocable notice to the Administrative Agent, on or prior to the date on which such Lender becomes a party to this Agreement, to the effect that it will not request that any promissory note be issued to it pursuant to subsection 6.2(e), and any direct or indirect Assignee of such Lender, in its capacity as such an Assignee.

            "OBLIGATIONS": all obligations of every nature of each Loan Party from time to time owed to the Administrative Agent, the Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

            "PAP": Playtex Apparel Partners, L.P.

            "PAP DEBENTURE": the Debentures dated December 28, 1988 issued by PAP in the original aggregate principal amount of $40,000,000, including accrued interest thereon, as the same may be amended, supplemented or otherwise modified from time to time.

            "PARTICIPANT": as defined in subsection 13.7(b).

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto.

            "PERMITTED ACQUISITION INDEBTEDNESS": as defined in subsection
            2.5(a).

            "PERMITTED GROUP": any group of investors that is deemed to be a "person" as that term is used in Section 13(d)(3) of the Exchange Act; PROVIDED that such group is controlled by the Permitted Holders.

            "PERMITTED HOLDERS": each of HW&P and the Investors and any of their respective Affiliates.

            "PERMITTED RECEIVABLES INDEBTEDNESS": as defined in subsection
            2.5(a).

            "PERMITTED SUBORDINATED INDEBTEDNESS": unsecured Indebtedness of the Borrower that is subordinated in right of payment to the Obligations of the Borrower pursuant to documentation containing maturities, amortization schedules, interest rates, covenants, defaults, remedies, subordination provisions and other material terms in form and substance at least as favorable to the Lenders as the Senior Subordinated Notes as determined by the Administrative Agent or as are otherwise reasonably acceptable to the Administrative Agent and the Required Lenders. Without limiting the generality of the foregoing, (i) the subordination provisions in any Permitted Subordinated Indebtedness shall be on market terms for subordinated debt instruments prevailing at or around the time such Permitted Subordinated Indebtedness is incurred, (ii) the interest rate payable on any Permitted Subordinated Indebtedness shall be on market terms for subordinated debt instruments prevailing at or around the time such Permitted Subordinated Indebtedness is incurred and (iii) any Permitted Subordinated Indebtedness shall provide for no required payment of principal (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) before November 30, 2009 except upon an asset sale or change of control so long as such payment is permitted to be made under this Agreement.

            "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "PROPERTIES": as defined in subsection 7.18(a).

            "RECEIVABLES FACILITY": any on or off-balance sheet receivables purchase and/or financing facility pursuant to which the Borrower and its Subsidiaries sell or contribute receivables to the Receivables Subsidiary.

            "RECEIVABLES FACILITY PREPAYMENT": (a) in the event that the aggregate outstanding principal balance of receivables sold under the Receivables Facility in effect on the Closing Date is increased to an amount exceeding $75,000,000, a prepayment on the Loans pursuant to subsection 6.3 in an amount equal to the Net Cash Proceeds received by the Borrower and its Subsidiaries from the initial sales of receivables effecting such increase above $75,000,000, and (b) in the event that any off-balance sheet Receivables Facility in effect on the Closing Date is terminated and the Borrowers incur any Permitted Receivables Indebtedness under subsection 2.5(a), a prepayment on the Loans pursuant to subsection
            6.3 in an amount equal to the Net Cash Proceeds received by the Borrower and its Subsidiaries from the initial sales of receivables pursuant to any off-balance sheet Receivables Facility thereafter implemented by Borrower and its Subsidiaries.

            "RECEIVABLES SUBSIDIARY": a direct or indirect wholly-owned, special purpose bankruptcy remote Subsidiary of the Borrower formed for the purpose of purchasing receivables from the Borrower and its Subsidiaries pursuant to the Receivables Facility.

            "REFINANCING": the following actions, to occur on or before the Closing Date: (i) the prepayment by the Borrower of all obligations under the Existing Credit Agreement, which obligations are not expected to exceed approximately $362,200,000 in aggregate principal amount, plus additional principal amounts used to finance seasonal working capital needs of the Borrower and its Subsidiaries, and accrued and unpaid interest thereon, (ii) the payment by the Borrower to the trustee under the Existing Senior Subordinated Note Indenture of funds sufficient to effect the satisfaction and discharge of such Indenture, which funds shall not exceed the aggregate principal amount of approximately $360,000,000, plus the call premium on the Existing Senior Subordinated Notes and the amount of interest thereon that will be accrued and unpaid on the date the Existing Senior Subordinated Notes are redeemed, (iii) the payment by the Borrower to the trustee under the Existing Senior
            Note Indenture of funds sufficient to effect the satisfaction and discharge of the Existing Senior Note Indenture, which funds shall not exceed the aggregate principal amount of approximately $150,000,000, plus the call premium on the Existing Senior Notes and the amount of interest thereon that will be accrued and unpaid on the date the Existing Senior Notes are redeemed, and (iv) the payment by the Borrower of Transaction Expenses.

            "REFUNDED SWING LINE LOANS": as defined in subsection 2.4(c).

            "REGISTER": as defined in subsection 13.7(d).

            "REGISTRATION RIGHTS AGREEMENT": if the Senior Subordinated Notes are issued pursuant to Rule 144A of the Securities Act, the Registration Rights Agreement, dated as of May 22, 2001, between the Borrower and the initial purchaser of the Senior Subordinated Notes for the benefit of the holders of the Senior Subordinated Notes.

            "REGULATION U": Regulation U of the Board as in effect from time to time.

            "REIMBURSEMENT OBLIGATION": the obligation of the Borrower to reimburse an Issuing Bank pursuant to subsection 3.4 for amounts drawn under Letters of Credit issued by such Issuing Bank.

            "RELATED AGREEMENTS": collectively, the Senior Subordinated Note Indenture, the Senior Subordinated Notes, the Registration Rights Agreement, the Receivables Facility documentation and, if the Holdings Reorganization occurs, the provisions of Holdings' charter documents governing the rights and preferences of any preferred stock issued by Holdings.

            "RELATED FUND": means with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
            Section 4241 of ERISA.

            "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the 30-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.ss.2615.

            "REQUIRED CLASS LENDERS": at any time of determination (i) for the Class of Lenders having Revolving Credit Loan Exposure, Lenders having or holding more than 50% of the aggregate Revolving Credit Loan Exposure of all Lenders, (ii) for the Class of Lenders having Term A Loan Exposure, Lenders having or holding more than 50% of the aggregate Term A Loan Exposure of all Lenders, (iii) for the Class of Lenders having Term B Loan Exposure, Lenders having or holding more than 50% of the aggregate Term B Loan Exposure of all Lenders, and (iv) for any other Class of Lenders having any other Term Loan Exposure, the Lenders having or holding more than 50% of such other aggregate Term Loan Exposure of such other Lenders.

            "REQUIRED LENDERS": Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders PLUS the aggregate Revolving Credit Loan Exposure of all Lenders.

            "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "RESPONSIBLE OFFICER": the chief executive officer or the president of the Borrower or, with respect to financial matters, the chief financial officer or the vice president-finance of the Borrower.

            "REVOLVING CREDIT COMMITMENT": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower and/or issue or participate in Letters of Credit issued on behalf of the Borrower hereunder and/or to participate in Swing Line Loans to the Borrower, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 under the heading "Revolving Credit Commitment", as such amount may be reduced or increased from time to time in accordance with the provisions of this Agreement and any Increased Commitments Agreement.

            "REVOLVING CREDIT COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or been terminated, the percentage which the aggregate amount of such Lender's Revolving Credit Loan Exposure then outstanding constitutes of the aggregate amount of all Revolving Credit Loan Exposure then outstanding).

            "REVOLVING CREDIT COMMITMENT PERIOD": the period from and including the Closing Date to but not including the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments terminate as provided herein.

            "REVOLVING CREDIT LOANS": as defined in subsection 2.1(a).

            "REVOLVING CREDIT LOAN EXPOSURE": with respect to any Lender, means, as of any date of determination (i) prior to the termination of the Revolving Credit Commitments, that Lender's Revolving Credit Commitment, and (ii) after the termination of the Revolving Credit Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Credit Loans of that Lender PLUS (b) in the event that Lender is an Issuing Bank, the aggregate L/C Obligations in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) PLUS (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit PLUS (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations thereof purchased by other Lenders) PLUS (e) the aggregate amount of all participations purchased by that Lender in any outstanding Swing Line Loans.

            "REVOLVING CREDIT NOTE": as defined in subsection 6.2(e).

            "REVOLVING CREDIT TERMINATION DATE": May 31, 2007.

            "S&P": Standard & Poor's Ratings Group or any successor.

            "SECURITIES ACT": the Securities Act of 1933, as amended from time to time, and any successor statute.

            "SECURITY AGREEMENT": the Security Agreement to be executed and delivered by the Loan Parties, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

            "SECURITY DOCUMENTS": the collective reference to the Security Agreement and the Mortgages and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

            "SENIOR DEBT LEVERAGE RATIO": as of any date of determination, the ratio of (x) Consolidated Total Debt, MINUS the sum of (i) the outstanding principal amount of Revolving Credit Loans used to finance seasonal working capital needs of the Borrower up to $30,000,000, PLUS (ii) all Indebtedness that is not secured, in amounts determined on a consolidated basis in accordance with GAAP, including, without limitation, the Indebtedness in respect of the Senior Subordinated Notes, the Convertible Notes, the Apparel Notes and any Permitted Subordinated Indebtedness and acquisition Indebtedness, PLUS (iii) the aggregate amount of Unrestricted Cash held by the Borrower on such date PLUS (iv) to the extent that all or any part of the original $75,000,000 amount of the Receivables Facility received off-balance sheet treatment under GAAP on the Closing Date and is thereafter required to be included on Borrower's consolidated balance sheet, or to the extent that all or any part of the original $75,000,000 amount of the Receivables Facility is terminated, an amount equal to such part of such Receivables Facility receiving such on-balance sheet treatment or which has been so terminated PROVIDED that in no event shall the amount so deducted for purposes of this clause (iv) exceed $75,000,000 DIVIDED by (y) Consolidated EBITDA of the Borrower for the most recently ended four fiscal quarter period of the Borrower for which financial statements are available on or prior to such date of determination.

            "SENIOR SUBORDINATED NOTE INDENTURE": the Indenture dated as of May 22, 2001 by and between the Borrower, as issuer, and The Bank of New York, as trustee, pursuant to which the Senior Subordinated Notes are issued, as the same may be amended, supplemented or otherwise modified from time to time, except as prohibited by the terms hereof.

            "SENIOR SUBORDINATED NOTES": the notes issued by the Borrower in the aggregate original amount of $350,000,000 pursuant to the Senior Subordinated Note Indenture. If the Senior Subordinated Notes are issued pursuant to Rule 144A of the Securities Act, or are otherwise issued in a private placement, the Senior Subordinated Notes shall include any new senior subordinated notes issued by the Borrower subsequent to the Closing Date in exchange for any or all of the Senior Subordinated Notes in the aggregate principal amount equal to the aggregate principal amount of the Senior Subordinated Notes so exchanged, which new senior subordinated notes shall be registered under the Securities Act.

            "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "SPC": as defined in subsection 13.7(h).

            "SPECIFIED EQUITY CONTRIBUTION": during any fiscal period of the Borrower, the amount of cash equity received by the Borrower during such period that is designated by the Borrower as a Specified Equity Contribution in the certificate delivered by the Borrower pursuant to subsection 9.2(b) with respect to the last day of such fiscal period, excluding any portion thereof used to prepay, repay, redeem, defease, or otherwise acquire for value any Senior Subordinated Notes or other subordinated debt, or that is used to finance any acquisition by the Borrower or any of its Subsidiaries; PROVIDED that (i) in each four-fiscal-quarter period, there shall be at least one fiscal quarter in which no amount shall be designated as a Specified Equity Contribution by the Borrower and (ii) in each eight-fiscal-quarter period, there shall be at least one period of four consecutive fiscal quarters in which no amount shall be designated as a Specified Equity Contribution by the Borrower.

            "STANDBY LETTER OF CREDIT": as defined in subsection 3.1(b)(i)(x).

            "STOCK PURCHASE AGREEMENT": the Stock Purchase Agreement, dated as of March 17, 1995, among the Borrower and certain Investors, as amended to the Closing Date and as the same may be amended, supplemented or otherwise modified from time to time.

            "SUBSIDIARY GUARANTEE": the Guarantee to be made by the Domestic Subsidiaries, other than the Receivables Subsidiary, listed as Subsidiary

            Guarantors on Schedule 7.16, substantially in the form of Exhibit C-2, as the same may be amended, supplemented or otherwise modified from time to time.

            "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

            "SWING LINE COMMITMENT": the Swing Line Lender's obligation to make Swing Line Loans pursuant to subsection 2.4.

            "SWING LINE LENDER": CSFB in its capacity as provider of the Swing Line Loans.

            "SWING LINE LOAN PARTICIPATION CERTIFICATE": a certificate in substantially the form of Exhibit G.

            "SWING LINE LOANS": as defined in subsection 2.4(a).

            "SWING LINE NOTE": as defined in subsection 2.4(b).

            "TERM A LOAN": as defined in subsection 4.1(a).

            "TERM A LOAN COMMITMENT": as to any Lender, the obligation of such Lender to make a Term A Loan to the Borrower on the Closing Date or on the date provided for in any Increased Commitments Agreement, in a principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 under the heading "Term A Loan Commitment".

            "TERM A LOAN COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Term A Loan Commitment then constitutes of the aggregate Term A Loan Commitments (or, at any time after the Term A Loan Commitments shall have expired or been terminated, the percentage which the aggregate principal amount of such Lender's Term A Loans then outstanding constitutes of the aggregate principal amount of all Term A Loans then outstanding).

            "TERM A LOAN EXPOSURE": with respect to any Lender, means, as of any date of determination (i) prior to the funding of the Term A Loans, that Lender's Term A Loan Commitment, and (ii), after the funding of the Term A Loans, the outstanding principal amount of the Term A Loan of that Lender.

            "TERM A LOAN MATURITY DATE": May 31, 2007.

            "TERM A LOAN NOTE": as defined in subsection 6.2(e).

            "TERM B LOAN": as defined in subsection 5.1(a).

            "TERM B LOAN COMMITMENT": as to any Lender, the obligation of such Lender to make a Term B Loan to the Borrower on the Closing Date or on the date provided for in any Increased Commitments Agreement, in a principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 under the heading "Term B Loan Commitment".

            "TERM B LOAN COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Term B Loan Commitment then constitutes of the aggregate Term B Loan Commitments (or, at any time after the Term B Loan Commitments shall have expired or been terminated, the percentage which the aggregate principal amount of such Lender's Term B Loans then outstanding constitutes of the aggregate principal amount of all Term B Loans then outstanding).

            "TERM B LOAN EXPOSURE": with respect to any Lender, means, as of any date of determination (i) prior to the funding of the Term B Loans, that Lender's Term B Loan Commitment, and (ii), after the funding of the Term B Loans, the outstanding principal amount of the Term B Loan of that Lender.

            "TERM B LOAN MATURITY DATE": May 31, 2009.

            "TERM B LOAN NOTE": as defined in subsection 6.2(e).

            "TERM LOANS": the Term A Loans, the Term B Loans and term loans made to the Borrower pursuant to subsection 2.5 and any Increased Commitments Agreement.

            "TERM LOAN COMMITMENT": as to any Lender, the obligation of such Lender to make Term A Loans pursuant to subsection 4.1, to make Term B Loans pursuant to subsection 5.1, and to make other Term Loans pursuant to subsection 2.5 and any Increased Commitment Agreement, and "Term Loan Commitments" means such commitments of all Term Loan Lenders in the aggregate.

            "TERM LOAN EXPOSURE": at any time of determination, (i) the Term A Loan Exposure of any Lender, (ii) the Term B Loan Exposure of any Lender and (iii) with respect to any other Lender, (a) prior to the funding of any Term Loans other than Term A Loans or Term B Loans, that Lender's Term Loan Commitment with respect to such other Term Loans, and (b), after the funding of such other Term Loans, the outstanding principal amount of such other Term Loans of that Lender.

            "TERM LOAN LENDER": any Lender who holds a Term Loan Commitment or who has made a Term Loan hereunder and any assignee of such Lender pursuant to subsection 13.7.

            "TERM LOAN NOTES": as defined in subsection 6.2(e).

            "TEST DATE": as defined in subsection 10.1(b).

            "TRADEMARK LICENSE AGREEMENT": the Trademark License Agreement dated November 19, 1991, among Playtex Marketing Corporation as Licensor and Playtex Apparel, Inc. and Playtex Family Products Corporation as Licensees, as the same may be amended, supplemented or otherwise modified from time to time.

            "TRADEMARK SUBSIDIARY AGREEMENT": the Trademark Subsidiary Agreement, dated the Closing Date, made by the Borrower and Playtex Marketing Corporation in favor of the Administrative Agent, substantially in the form of Exhibit H, as the same may be amended, supplemented or otherwise modified from time to time.

            "TRANSACTION EXPENSES": the fees, costs and expenses paid or payable by any Loan Party pursuant hereto on the Closing Date and other fees, costs, premiums and expenses paid or payable by any Loan Party in connection with the Transactions.

            "TRANSACTIONS": the transactions contemplated under this Agreement and the other Loan Documents on the Closing Date, the issuance of the Senior Subordinated Notes, any sale of receivables pursuant to the Receivables Facility on the Closing Date, and other transactions related to any of the foregoing.

            "TRANSFERABLE ASSETS": as defined in subsection 10.5.

            "TRANSFEREE": as defined in subsection 13.7(f).

            "TYPE": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

            "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

            "UNRESTRICTED CASH": Cash or Cash Equivalents of Borrower which are not subject to any Lien or other charge or encumbrance of any kind whatsoever other than in favor of Collateral Agent pursuant to the Security Documents.

            1.2 OTHER DEFINITIONAL PROVISIONS.

            (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Note or any certificate or other document made or delivered pursuant hereto.

            (b) As used herein and in any Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified and references to Schedules to this Agreement are references to such Schedules as amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                           SECTION 2. AMOUNT AND TERMS
                         OF REVOLVING CREDIT COMMITMENTS

            2.1 REVOLVING CREDIT COMMITMENTS.

            (a) Subject to the terms and conditions hereof, each Lender having a Revolving Credit Commitment severally agrees to make revolving credit loans ("REVOLVING CREDIT LOANS") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's Revolving Credit Commitment Percentage of the aggregate Revolving Credit Commitments. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

            (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 6.4, PROVIDED that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

            (c) Proceeds of the Revolving Credit Loans in an amount not to exceed $15,000,000 may be used by the Borrower on the Closing Date, together with other funds available to the Borrower, including, without limitation, the proceeds of the Senior Subordinated Notes, the Term A Loans, the Term B Loans and any proceeds from the

Receivables Facility received on the Closing Date, to consummate the Refinancing. Proceeds of the Revolving Credit Loans made thereafter (or Swing Line Loans, if applicable) shall be used for general corporate purposes of the Borrower and its Subsidiaries, including permitted acquisitions and investments.

            2.2 PROCEDURE FOR REVOLVING CREDIT BORROWING. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent, except as expressly set forth in subsection 6.8, irrevocable notice (which notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed,
(ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (other than Refunded Swing Line Loans) $5,000,000 or a multiple of $1,000,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $5,000,000, such lesser amount). Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender having a Revolving Credit Commitment thereof. Each Lender will make the amount of its Revolving Credit Commitment Percentage of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 13.3 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent, provided that, on the Closing Date each Lender shall make such funds available to the Administrative Agent prior to 10:00 A.M., New York City time. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

            2.3 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS. The Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments. Any such reduction shall be in an amount equal to $5,000,000 or a multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans and Swing Line Loans then outstanding, when added to the then outstanding L/C Obligations, would exceed the Revolving Credit Commitments then in effect.

            2.4 SWING LINE COMMITMENT.

            (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (individually, a "SWING LINE LOAN"; collectively, the "SWING LINE LOANS") to the Borrower from time to time during the period from the Closing Date through the fifth Business Day preceding the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding not to exceed $15,000,000, provided that at no time may the sum of the Swing Line Loans, the Revolving Credit Loans and the outstanding L/C Obligations exceed the Revolving Credit Commitments. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall be made as ABR Loans and shall not be entitled to be converted into Eurodollar Loans. The Borrower shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 1:00 p.m., New York City time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan which shall be in an aggregate minimum amount of $500,000 or a multiple of $100,000 in excess thereof (except with respect to deemed Swing Line Loans under subsection 3.4). The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Borrower at the office of the Swing Line Lender by 3:00 p.m. on the Borrowing Date by crediting the account of the Borrower at such office with such proceeds, provided that, with respect to deemed Swing Line Loans under subsection 3.4, the Swing Line Lender will transmit the proceeds of such Swing Line Loans directly to the Issuing Bank. The Borrower may at any time and from time to time, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Lender prior to 1:00 p.m. on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable by 3:00 p.m. on such date on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000 or a multiple of $100,000 in excess thereof.

            (b) The Swing Line Loans shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A-4, with appropriate insertions (the "SWING LINE NOTE"), payable to the order of the Swing Line Lender and representing the obligation of the Borrower to pay the amount of the Swing Line Commitment or, if less, the unpaid principal amount of the Swing Line Loans, with interest thereon as prescribed in subsection 6.6. The Swing Line Lender is hereby authorized to record the Borrowing Date, the amount of each Swing Line Loan and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Swing Line Note and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded, PROVIDED that the failure by the Swing Line Lender to make any such recordation or any error in any such recordation shall not affect any of the obligations of the Borrower under such Swing Line Note or this Agreement. The Swing Line Note shall (i) be dated the Closing Date, (ii) be stated to mature on the fifth Business Day preceding the Revolving Credit Termination Date and (iii) bear interest for the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, subsection 6.6.

            (c) The Swing Line Lender, at any time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Lender including the Swing Line Lender, to make a Revolving Credit Loan in an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount of the Swing Line Loans outstanding on the date such notice is given (the "REFUNDED SWING LINE LOANS"). Unless any of the events described in paragraph (f) of SECTION 11 shall have occurred with respect to the Borrower (in which event the procedures of paragraph (e) of this subsection 2.4 shall apply) each Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swing Line Lender at the office of the Administrative Agent specified in subsection 13.3 prior to 12:00 Noon (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans. Effective on the day such Revolving Credit Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans, shall no longer be due under the Swing Line Note and shall be due under the respective Revolving Credit Notes issued to the Lenders in accordance with their respective Revolving Credit Commitment Percentages. The Borrower authorizes the Swing Line Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans. The Swing Line Lender agrees to notify the Borrower after any such application made by such Swing Line Lender, provided that the failure to give such notice shall not affect the validity of such application.

            (d) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to make any Swing Line Loans if the conditions set forth in subsection 8.2 have not been satisfied.

            (e) If prior to the making of a Revolving Credit Loan pursuant to paragraph (c) of subsection 2.4 one of the events described in paragraph (f) of
SECTION 11 shall have occurred and be continuing with respect to the Borrower, each Lender will, on the date such Revolving Credit Loan was to have been made pursuant to the notice in subsection 2.4(c), purchase an undivided participating interest in the Refunded Swing Line Loans in an amount equal to (i) its Revolving Credit Commitment Percentage TIMES (ii) the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans. Each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

            (f) Whenever, at any time after any Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); PROVIDED, HOWEVER, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

            (g) Each Lender's obligation to make the Loans referred to in subsection 2.4(c) and to purchase participating interests pursuant to subsection 2.4(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any Subsidiary or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided no Lender shall have any obligation to make the Loans referred to in subsection 2.4(c) or to purchase participating interests pursuant to subsection 2.4(e) with respect to Swing Line Loans made at a time when (x) the conditions in subsection 8.2 are not satisfied and (y) such Lender has notified the Swing Line Lender that it will not make such Loans or purchase such participations with respect to Swing Line Loans made after the date of such notice due to the failure of such conditions to be satisfied.

            2.5 INCREASED COMMITMENTS; ADDITIONAL LENDERS.

            (a) From time to time subsequent to the Closing Date, the Borrower may, upon at least thirty (30) days notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Lenders), propose to increase the aggregate amount of the Revolving Credit Commitments and/or the Term Loan Commitments by an amount which does not exceed the amount of any Indebtedness then permitted to be incurred by the Borrower under subsection 10.2(e)(z) (the "PERMITTED ACQUISITION INDEBTEDNESS") and, in the event that any off-balance sheet Receivables Facility in effect on the Closing Date is terminated, by an amount which does not exceed the lesser of (x) the then outstanding balance of indebtedness incurred by the Receivables Subsidiary under such Receivables Facility or (y) $100,000,000 (the "Permitted Receivables Indebtedness"), it being understood that any increases pursuant to this subsection 2.5(a) must be in compliance with the provisions of this subsection and, in the case of any Permitted Acquisition Indebtedness, subsection 10.2(e)(z) (any such increase, the "INCREASED COMMITMENTS").

            (b) The Increased Commitments may be provided, in whole or in part, by the existing Lenders under this Agreement or by any other lender (an "ADDITIONAL LENDER"), which agrees to become a party to this Agreement. The sum of the increases in the Commitments of the existing Lenders pursuant to this subsection 2.5 plus the Commitments of the Additional Lenders, together with any Increased Commitments previously provided by Lenders to this Agreement and Additional Lenders, shall not (A) in the case of Permitted Acquisition Indebtedness, in the aggregate exceed the amount of the Permitted Acquisition Indebtedness permitted under subsection 10.2(e)(z) and (B) in the case of Permitted Receivables Indebtedness, in the aggregate exceed the lesser of (x) the outstanding balance of indebtedness incurred by the Receivables Subsidiary under such terminated Receivables Facility or (y)

$100,000,000, in each case whether such Commitments are Revolving Credit Commitments or Term Loan Commitments or a combination thereof.

            (c) An increase in the aggregate amount of the Commitments pursuant to this subsection 2.5 shall become effective upon the receipt by the Administrative Agent of an Increased Commitments Agreement in form and substance reasonably satisfactory to the Administrative Agent signed by the Borrower, by each Additional Lender and by each other Lender providing such Increased Commitments, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments and such opinions of counsel for the Borrower with respect to the Increased Commitments as the Administrative Agent may reasonably request. The Increased Commitments Agreement shall specify in the case of Term Loans, the maturity date (which shall not be earlier than the Revolving Commitment Termination Date), prepayment schedule (which shall not require amortization of more than 20% of the principal amount of such Term Loans prior to the Revolving Commitment Termination Date), interest rate or rates, form of Term Note, fees in respect of such Term Loan Commitments and other matters particular to such Term Loan Commitments, such Term Loans and such Term Loan Lenders.

            (d) No consent by Lenders to the Increased Commitments Agreement shall be required by reason of an increase in Commitments pursuant to this subsection 2.5, except to the extent the consent of any Lender is required if it agrees to increase its Revolving Credit Commitment or its Term Loan Commitment. No Lender shall be obligated to increase its Commitments by reason of a request of the Borrower pursuant to this subsection 2.5.

                          SECTION 3. LETTERS OF CREDIT

            3.1 L/C COMMITMENT.

            (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection 3.3(a), agrees to issue letters of credit (together with the Existing Letters of Credit, "LETTERS OF CREDIT") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Bank; provided that the Issuing Bank shall not issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed $15,000,000 or (ii) the aggregate Available Revolving Credit Commitments of all Lenders would be less than zero.

            (b) Each Letter of Credit shall:

            (i) be denominated in Dollars, be in a minimum amount of at least $20,000 and shall be either (x) a standby letter of credit issued to support obligations of the Borrower and its Subsidiaries, contingent or otherwise, not prohibited hereunder (a "STANDBY LETTER OF CREDIT"), or (y) a commercial letter of credit issued in respect of the purchase of good or services by the Borrower and its Subsidiaries in the ordinary course of business (a "COMMERCIAL LETTER OF CREDIT"); and

            (ii) expire no later than the earlier of (x) 180 days after its issuance (or, 365 days in the case of a Standby Letter of Credit), and (y) the fifth business day prior to the Revolving Credit Termination Date; PROVIDED that the immediately preceding clause (x) shall not prevent the Issuing Bank from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless the Issuing Bank elects not to extend for any such additional period; PROVIDED FURTHER that the Issuing Bank shall deliver a written notice to the Administrative Agent setting forth the last day on which the Issuing Bank may give notice that it will not extend such Standby Letter of Credit (the "NOTIFICATION DATE") at least ten Business Days prior to such Notification Date; and PROVIDED FURTHER that the Issuing Bank shall give notice that it will not extend such Standby Letter of Credit if has knowledge that an Event of Default has occurred and is continuing on such Notification Date, unless such Event of Default has been waived in accordance with subsection 13.1.

            (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

            (d) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

            3.2 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT.

            (a) Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to the Administrative Agent, and to the Issuing Bank if other than the Administrative Agent, an Application no later than 12:00 Noon (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Bank in any particular instance, in advance of the proposed date of issuance. The Issuing Bank, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any documents described in or attached to the Request for Issuance. In furtherance of the provisions of subsection 13.3, and not in limitation thereof, the Borrower may submit Requests for Issuance by telefacsimile and the Administrative Agent and the Issuing Banks may rely and act upon any such Request for Issuance without receiving an original signed copy thereof.

            The Borrower shall notify the applicable Issuing Bank (and the Administrative Agent, if the Administrative Agent is not such Issuing Bank) prior to the issuance of any Letter of Credit in the event that any of the matters to which the Borrower is required to certify in the applicable Application is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit the Borrower shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which the Borrower is required to certify in the applicable Application.

            (b) Upon receipt by the Issuing Bank of an Application pursuant to subsection 3.2(a) requesting the issuance of a Letter of Credit, the Issuing Bank shall be obligated to issue such Letter of Credit and shall be the Issuing Bank with respect thereto, notwithstanding the fact that the L/C Obligations with respect to such Letter of Credit and with respect to all other Letters of Credit issued by the Issuing Bank, when aggregated with the Issuing Bank's outstanding Revolving Credit Loans and, with respect to the Administrative Agent, Swing Line Loans, may exceed the Issuing Bank's Revolving Credit Commitment then in effect. Notwithstanding the foregoing, in the event that all other permitted Issuing Banks have declined to issue such Letter of Credit, the Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Bank with respect thereto.

            3.3 L/C PARTICIPATIONS.

            (a) The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters to Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

            (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to subsection 3.3(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate (as defined in the definition of ABR in subsection 1.1) during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times
(iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.3(a) is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.3(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

            3.4 REIMBURSEMENT OBLIGATION OF THE BORROWER.

            (a) The Borrower agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Each drawing honored by the Issuing Bank, to the extent of the availability under the Swing Line Commitment, shall constitute a request to the Swing Line Lender to make a Swing Line Loan for the amount of such drawing. Subject to the satisfaction or waiver of the terms and conditions hereof, the Swing Line Lender will make a Swing Line Loan in the amount of such drawing on the date thereof.

            (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding ABR Loans which were then overdue.

            3.5 OBLIGATIONS ABSOLUTE.

            (a) The Borrower's obligations under this SECTION 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit.

            (b) The Borrower also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.4(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred, or
(iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee, or (iv) any inability or failure of the Swing Line Lender to make a deemed Swing Line Loan pursuant to subsection 3.4(a).

            (c) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct.

            (d) The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Bank to the Borrower.

            3.6 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

            3.7 APPLICATION. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
SECTION 3, the provisions of this SECTION 3 shall apply.

            SECTION 4. TERM A LOANS

            4.1 TERM A LOANS.

            (a) Subject to the terms and conditions hereof, each Lender having a Term A Loan Commitment severally agrees to make a tranche A term loan (each a "TERM A LOAN"; collectively, the "TERM A LOANS") to the Borrower on the Closing Date or on the date provided for in any Increased Commitments Agreement, in an amount not to exceed the amount of the Term A Loan Commitment of such Lender.

            (b) The Term A Loans may from time to time be (i) Eurodollar Loans,
(ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 4.2 and 6.4.

            4.2 PROCEDURE FOR CLOSING DATE TERM A LOAN BORROWING. The Term A Loans may be borrowed in a single drawing on the Closing Date. To borrow the Term A Loans, the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time, (a) three Business Days prior to the Closing Date, if all or any part of the Term A Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the Closing Date, if the Term A Loans are to be initially ABR Loans, in each case requesting that the Lenders make the Term A Loans on the Closing Date, and specifying (i) the amount to be borrowed, (ii) whether the Term A Loans are to be initially Eurodollar Loans, ABR Loans or a combination thereof, and (iii) if the Term A Loans are to be entirely or partly Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender having a Term A Loan Commitment thereof. Not later than 10:00 A.M. on the Closing Date, each Lender shall make available to the Administrative Agent at its office specified in subsection 13.3 the amount of such Lender's Term A Loan Commitment Percentage of the Term A Loans to be made available on such date in immediately available funds. The Administrative Agent shall on such date credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

            SECTIN 5. TERM B LOANS

            5.1 TERM B LOANS.

            (a) Subject to the terms and conditions hereof, each Lender having a Term B Loan Commitment severally agrees to make a tranche B term loan (each a "TERM B LOAN"; collectively, the "TERM B LOANS") to the Borrower on the Closing Date or on the date provided for in any Increased Commitments Agreement, in an amount not to exceed the amount of the Term B Loan Commitment of such Lender as set forth on Schedule 1.1 hereto.

            (b) The Term B Loans may from time to time be (i) Eurodollar Loans,
(ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 5.2 and 6.4.

            5.2 PROCEDURE FOR CLOSING DATE TERM B LOAN BORROWING. The Term B Loans may be borrowed in a single drawing on the Closing Date. To borrow the Term B Loans, the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time, (a) three Business Days prior to the Closing Date, if all or any part of the Term B Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the Closing Date, if the Term B Loans are to be initially ABR Loans, in each case requesting that the Lenders make the Term B Loans on the Closing Date, and specifying (i) the amount to be borrowed, (ii) whether the Term B Loans are to be initially Eurodollar Loans, ABR Loans or a combination thereof, and (iii) if the Term B Loans are to be entirely or partly Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender having a Term B Loan Commitment thereof. Not later than 10:00 A.M. on the Closing Date, each Lender shall make available to the Administrative Agent at its office specified in subsection 13.3 the amount of such Lender's Term B Loan Commitment Percentage of the Term B Loans to be made available on such date in immediately available funds. The Administrative Agent shall on such date credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

            SECTION 6. GENERAL PROVISIONS

            6.1 FEES.

            (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender having a Revolving Credit Commitment a commitment fee for the period from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date, in an amount equal to the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made MULTIPLIED BY the Applicable Commitment Fee Percentage then in effect, such commitment fee to be payable quarterly in arrears on the first Business Day of each March, June, September and December and on the Revolving Credit Commitment Termination Date.

            (b) The Borrower agrees to pay to the Administrative Agent (i) for the account of each L/C Participant and each Issuing Bank a letter of credit fee on such Lender's Revolving Credit Commitment Percentage of the daily average undrawn amount of each outstanding Standby Letter of Credit, computed at a rate per annum equal to the Applicable Eurodollar Margin for Revolving Credit Loans as in effect at the time such payment is due, payable quarterly in arrears on the first Business Day of each March, June, September and December and on the Revolving Credit Commitment Termination Date, (ii) for the account of each L/C Participant and each Issuing Bank a letter of credit fee on such Lender's Revolving Credit Commitment Percentage of the daily average undrawn amount of each outstanding Commercial Letter of Credit, computed at a rate per annum equal to 50% of the Applicable Eurodollar Margin for Revolving Credit Loans as in effect at the time such payment is due, payable quarterly in arrears on the first Business Day of each March, June, September and December and on the Revolving Credit Commitment Termination Date, (iii) for the account of each Issuing Bank a letter of credit fronting fee on the daily average undrawn amount of each outstanding Letter of Credit issued by such Issuing Bank, computed at a rate per annum of .25%, payable quarterly in arrears on the first day of each March, June, September and December and on the Revolving Credit Commitment Termination Date and (iv) for the account of each Issuing Bank such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by such Issuing Bank; PROVIDED that unless the Issuing Bank otherwise agrees, the issuance fee for each Letter of Credit shall be at least $300.

            (c) The Borrower agrees to pay to the Arranger and the Administrative Agent such other fees in the amounts and at the times as have been separately agreed upon among the Borrower, the Arranger and the Administrative Agent.

            6.2 REPAYMENT OF LOANS; EVIDENCE OF DEBT.

            (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Credit Loan of such Lender, on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to SECTION 11), (ii) the principal amount of the Term A Loans of such Lender, in 12 semi-annual installments, commencing November 30, 2001, each such installment in an amount equal to such Lender's Term A Loan Commitment Percentage of the respective amounts set forth for the Term A Loans in Schedule 6.2 for such installment (or the then unpaid principal amount of such Term A Loan, on the date that the Term A Loans become due and payable pursuant to SECTION 11), and
(iii) the principal amount of the Term B Loans of such Lender, in 16 semi-annual installments, commencing November 30, 2001, each such installment in an amount equal to such Lender's Term B Loan Commitment Percentage of the respective amounts set forth for the Term B Loans in Schedule 6.2 for such installment (or the then unpaid principal amount of such Term B Loan, on the date that the Term B Loans become due and payable pursuant to SECTION 11). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 6.6.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain the Register pursuant to subsection 13.7(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan or Term Loan made hereunder, the Type thereof and, in the case of Eurodollar Loans, each Interest Period applicable thereto, (ii) each continuation thereof and each conversion of all or a portion thereof to another Type, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

            (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 6.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded: PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, as the case may be, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

            (e) The Borrower agrees that, upon request to the Administrative Agent by any Lender (other than a Notifying Lender), the Borrower will execute and deliver to such Lender (i) a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A-1, with appropriate insertions as to date and principal amount (a "REVOLVING CREDIT NOTE"), payable to the order of such Lender and representing the obligation of the Borrower to pay a principal amount equal to the amount of the Revolving Credit Commitment of such Lender or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans of such Lender, with interest on the unpaid principal amount thereof from time to time outstanding under such Revolving Credit Note as set forth in subsection 6.6, (ii) a promissory note of the Borrower evidencing the Term A Loans of such

Lender, substantially in the form of Exhibit A-2, with appropriate insertions as to date and principal amount (a "TERM A LOAN NOTE"), payable to the order of such Lender and representing the obligation of the Borrower to pay a principal amount equal to the amount of the Term A Loan of such Lender, with interest on the unpaid principal amount thereof from time to time outstanding under such Term A Loan Note as set forth in subsection 6.6, (iii) a promissory note of the Borrower evidencing the Term B Loan of such Lender, substantially in the form of Exhibit A-3, with appropriate insertions as to date and principal amount (a "TERM B LOAN NOTE"), payable to the order of such Lender and representing the obligation of the Borrower to pay a principal amount equal to the amount of the Term B Loan of such Lender, with interest on the unpaid principal amount thereof from time to time outstanding under such Term B Loan Note as set forth in subsection 6.6, and (iv) a promissory note of the Borrower evidencing any other Term Loan of such Lender as provided for in any Increased Commitments Agreement (such promissory note, together with the Term A Loan Notes and the Term B Loan Notes, the "TERM LOAN NOTES"). Each Lender is hereby authorized to record the date, Type and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or repayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of any Note requested by it to evidence such Loan, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded, PROVIDED that the failure by any Lender to make any such recordation or any error in any such recordation shall not affect any of the obligations of the Borrower.

            6.3 OPTIONAL AND MANDATORY PREPAYMENT; MANDATORY COMMITMENT REDUCTIONS.

            (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' in the case of Eurodollar Loans, or one Business Day's in the case of ABR Loans, irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 6.13 and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Any voluntary prepayments pursuant to this subsection 6.3(a) shall be applied as specified by the Borrower in the applicable notice of prepayment; PROVIDED that in the event the Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied FIRST, to repay outstanding Swing Line Loans to the full extent thereof, SECOND, to repay outstanding Revolving Credit Loans to the full extent thereof, and THIRD, to repay outstanding Term Loans. Any voluntary prepayments of the Term A Loans and Term B Loans shall be allocated between the Term A Loans and the Term B Loans in such manner as may be directed by the Borrower or, if no such direction is given, on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be applied to reduce the scheduled installments of principal of the Term A Loans and Term B Loans set forth on
Schedule 6.2 on either a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each remaining scheduled installment of principal of the Term A Loans or Term B Loans, as the case may be, set forth on Schedule 6.2 or, at the Borrower's election made by giving written notice thereof to the Administrative Agent when such prepayment is made, in forward chronological order. Any voluntary prepayments of any Term Loans outstanding under any Increased Commitments Agreement shall be applied as set forth in such Increased Commitments Agreement.

            (b) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall incur any Indebtedness other than any Indebtedness permitted pursuant to subsection 10.2 as in effect on the Closing Date, 100% of the Net Cash Proceeds of any such incurrence of Indebtedness shall on the third Business Day after receipt, be applied toward the prepayment of the Term Loans.

            (c) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Material Asset Sale, such Net Cash Proceeds shall, on the third Business Day after receipt, be applied toward the prepayment of the Term Loans; PROVIDED that, so long as no Event of Default shall have occurred and be continuing (1) to the extent that aggregate Net Cash Proceeds received from the Closing Date through the date of determination from Material Asset Sales do not exceed $10,000,000, the Borrower can deliver to the Administrative Agent a certificate from a Responsible Officer of the Borrower setting forth the amount of such Net Cash Proceeds, and the Borrower shall not be required to prepay the Term Loans to such extent and (2) to the extent that aggregate Net Cash Proceeds received from the Closing Date through the date of determination from Material Asset Sales do exceed $10,000,000 but do not exceed $75,000,000, the Borrower can deliver to the Administrative Agent a certificate from a Responsible Officer of the Borrower setting forth (x) that portion of such Net Cash Proceeds that the Borrower or its Subsidiaries intend to reinvest in equipment or other productive assets of the general type used in the business of Borrower and its Subsidiaries within 365 days of such date of receipt and (y) the proposed use of such portion of the Net Cash Proceeds and such other information with respect to such reinvestment as Administrative Agent may reasonably request, and the Borrower shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such portion to such reinvestment purposes. In addition, the Borrower shall, no later than 365 days after receipt of such Net Cash Proceeds described in clause (2) above that have not theretofore been applied to the Term Loans or that have not been so reinvested as provided above, make an additional prepayment of the Term Loans in the full amount of all remaining Net Cash Proceeds. If the Borrower is required to apply any portion of any Net Cash Proceeds to prepay any Indebtedness evidenced by the Senior Subordinated Notes (under the terms of the Senior Subordinated Note Indenture), then notwithstanding anything contained in this Agreement to the contrary, the Borrower shall apply such Net Cash Proceeds as provided in this subsection 6.3(c) so as to eliminate any obligation to prepay such other Indebtedness.

            (d) In the event that there shall be Consolidated Excess Cash Flow for any fiscal year of the Borrower (commencing with the fiscal year ending in December, 2002), the Borrower shall, no later than 90 days after the end of such fiscal year, prepay the Term Loans in an aggregate amount equal to the Applicable Prepayment Percentage of such Consolidated Excess Cash Flow.

            (e) APPLICATION OF PREPAYMENTS:

            (i) All mandatory prepayments of the Term Loans made pursuant to subsection 6.3(b) shall be applied to repay outstanding Term Loans to the full extent thereof, pro rata in proportion to the outstanding principal amounts thereof.

            (ii) All mandatory prepayments of the Term Loans made pursuant to subsection 6.3(c) shall be applied to repay outstanding Term Loans, to the full extent thereof, pro rata in proportion to the outstanding principal amounts thereof; PROVIDED, that, at the Borrower's election made by giving written notice thereof to the Administrative Agent when such prepayment is made, mandatory prepayments of the Term Loans made pursuant to subsection 6.3(c) in an aggregate amount not to exceed $50,000,000 shall be applied first to repay outstanding Term A Loans to the full extent thereof and THEREAFTER to repay outstanding Term Loans pro rata, in proportion to the outstanding principal amounts thereof.

            (iii) All mandatory prepayments of the Term Loans made pursuant to subsection 6.3(d) shall be applied to repay outstanding Term Loans to the full extent thereof, pro rata in proportion to the outstanding principal amounts thereof; PROVIDED, that, at the Borrower's election made by giving written notice thereof to the Administrative Agent when such prepayment is made, mandatory prepayments of the Term Loans made pursuant to subsection 6.3(d) in an aggregate amount not to exceed $5,000,000 in each fiscal year shall be applied FIRST to repay outstanding Term A Loans to the extent thereof and THEREAFTER to repay outstanding Term Loans pro rata in proportion to the outstanding principal amounts thereof.

            (iv) Any mandatory prepayments of the Term A Loans and Term B Loans shall be applied to reduce the scheduled installments of principal of the Term A Loans and Term B Loans set forth on Schedule 6.2 in forward chronological order. Any mandatory prepayment of other outstanding Term Loans shall be applied to reduce the scheduled installments of principal of such Term Loans as specified in the Increased Commitments Agreement. The application of prepayments referred to in this subsection shall be made FIRST to ABR Loans and SECOND to Eurodollar Loans. Mandatory and voluntary prepayments of the Term Loans may not be reborrowed.

            (v) Notwithstanding the foregoing, in the case of any mandatory prepayment of the Term B Loans or, to the extent provided in any Increased Commitments Agreement, any other Term Loan, to the extent any Term A Loan is outstanding, each Lender holding Term B Loans or such other Term Loans shall have option to waive the right to receive the amount of such mandatory prepayment of its Term B Loans or such other Term Loans. If any Lender or Lenders holding Term B Loans or such other Term Loans elect to waive the right to receive the amount of such mandatory prepayment, 50% of the amount that otherwise would have been applied to mandatorily prepay the Term B Loans or such other Term Loans of such Lender or Lenders shall be applied instead to the further prepayment of the Term A Loans and the remaining 50% of such amount may be retained by the Borrower for use in its business.

            (f) [Intentionally omitted]

            (g) If at any time the sum of the Revolving Credit Loans, Swing Line Loans and the L/C Obligations exceeds the Revolving Credit Commitments, the Borrower shall make a payment in the amount of such excess which payment shall be applied FIRST, to payment of the Swing Line Loans then outstanding, SECOND, to payment of the Revolving Credit Loans then outstanding, THIRD, to payment of any Reimbursement Obligations then outstanding and LAST, to cash collateralize any outstanding Letter of Credit, such amount to be held by the Collateral Agent in the Collateral Account. Amounts held in the Collateral Account shall be applied by the Collateral Agent to the payment of drafts drawn under the Letters of Credit. After all Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations and liabilities under this Agreement shall have been paid in full, the balance, if any, in the Collateral Account shall be returned to the Borrower. The application of prepayments of Revolving Credit Loans referred to in the first sentence of this subsection 6.3(g) shall be made first to ABR Loans and second to Eurodollar Loans.

            (h) If at any time the sum of the Revolving Credit Loans exceeds the Revolving Credit Commitments (including, without limitation, following a reduction in the Revolving Credit Commitments pursuant to subsection 2.3), the Borrower shall make a payment in the amount of such excess which payment shall be applied to payment of the Revolving Credit Loans then outstanding. The application of prepayments of Revolving Credit Loans referred to in the preceding sentence shall be made first to ABR Loans and second to Eurodollar Loans.

            (i) On the date which is the earlier of (x) 30 days after the date on which a "change of control" or similar term (as defined in the Senior Subordinated Indenture) occurs and (y) the date on which the Borrower shall have offered to repurchase or shall be required to prepay, as the case may be, the Senior Subordinated Notes as a result of such change of control, the Borrower shall (i) prepay in full the Term Loans, (ii) terminate the Revolving Credit Commitments and prepay in full any Revolving Credit Loans and Swing Line Loans then outstanding, (iii) repay any Reimbursement Obligations then outstanding and
(iv) cash collateralize any outstanding L/C Obligations on terms reasonably satisfactory to the Collateral Agent.

            (j) In the event the amount of any prepayment of Loans required to be made under this subsection 6.3 (other than subsection 6.3(i)) shall exceed the aggregate principal amount of such Loans which are ABR Loans (the amount of any such excess being called the "EXCESS AMOUNT"), the Borrower shall have the right, in lieu of making such prepayment in full, to prepay all such outstanding ABR Loans when due and to deposit on the date of the required prepayment an amount equal to the Excess Amount with the Collateral Agent in the Collateral Account. Any amounts so deposited shall be held by the Collateral Agent as collateral security for the Obligations (as defined in the Security Agreement) and applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. On any Business Day on which
(A) collected amounts remain on deposit in or to the credit of the Collateral Account after giving effect to the payments made on such day pursuant to this subsection 6.3(j) and (B) the Borrower shall have delivered to the Collateral Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Cash Equivalents specified in such request, the Collateral Agent shall invest such remaining collected amounts in such Cash Equivalents on an overnight basis; PROVIDED, HOWEVER, that the Collateral Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over the Collateral Account. Any such deposited amounts so invested (together with any interest thereon) shall be deposited in the Collateral Account not later then 11:30 a.m. on the next succeeding Business Day.

            6.4 CONVERSION AND CONTINUATION OPTIONS.

            (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election, PROVIDED that any such conversion may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, PROVIDED that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the date of the final payment of such class of Loans.

            (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or
(ii) after the date that is one month prior to the date of the final payment of principal of such class of Loans and PROVIDED, FURTHER that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

            (c) Notwithstanding anything herein to the contrary, no Loan shall be made as, or converted to, a Eurodollar Loan with an Interest Period longer than one month prior to 30 days following the Closing Date or such earlier date as the Administrative Agent shall notify the Borrower that Loans may be made as or converted to Eurodollar Loans with Interest Periods longer than one month.

            6.5 MAXIMUM NUMBER OF INTEREST PERIODS. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be made pursuant to such elections so that, after giving effect thereto, the aggregate number of Interest Periods in effect shall not exceed eight.

            6.6 INTEREST RATES AND PAYMENT DATES.

            (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the sum of the Eurodollar Rate determined for such day plus the Applicable Eurodollar Margin.

            (b) Each ABR Loan shall bear interest at a rate per annum equal to the sum of ABR plus the Applicable ABR Margin. The Swing Line Loans shall bear interest at a rate per annum equal to the sum of ABR PLUS the Applicable ABR Margin MINUS a percentage equal to the Applicable Commitment Fee Percentage then in effect.

            (c) If all or a portion of (i) the principal amount of any Loan or any Reimbursement Obligation, (ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, commitment fee or other amount, the rate described in subsection 6.6(b) plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

            (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to subsection 6.6(c) shall be payable from time to time on demand.

            6.7 COMPUTATION OF INTEREST AND FEES.

            (a) Whenever the ABR is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest and fees (including, without limitation, fees payable under subsection 6.1(b)) shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 6.6(a) or (b).

            6.8 INABILITY TO DETERMINE INTEREST RATE.

            (a) If prior to the first day of any Interest Period:

            (i) the Administrative Agent shall have determined (which determination, in the absence of manifest error, shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

            (ii) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans (PROVIDED that prior to 1:00 p.m. on the Business Day preceding the first day of such Interest Period the Borrower may revoke its notice of borrowing, in which case no such Loans shall be made),
(y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans and
(z) any outstanding Eurodollar Loans that were to be continued as such for such Interest Period, shall be converted on such first day to ABR Loans. Until the Administrative Agent has withdrawn such notice, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans. The Administrative Agent agrees to withdraw any such notice as soon as reasonably practicable after the Administrative Agent is notified of a change in circumstances which makes such notice inapplicable.

            (b) If prior to the first day of any Interest Period of nine months or more in length, the Administrative Agent shall have received notice from any Lender that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lender (as conclusively certified by such Lender) of making or maintaining its affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given, subject to the provisions hereof in subsections 2.2, 4.2, 5.2 and 6.4 allowing the Borrower to select Interest Periods of a different length, (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans (PROVIDED that prior to 1:00 pm. on the Business Day preceding the first day of such Interest Period the Borrower may revoke its notice of borrowing, in which case no such Loans shall be made), (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans for such Interest Period shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans that were to be continued as such for such Interest Period shall be converted, on the first day of such Interest Period, to ABR Loans.

Until such notice has been withdrawn by such Lender (which each Lender agrees to do when the circumstances that prompted the delivery of such notice no longer exist), no further Eurodollar Loans having an Interest Period of nine months or more shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans having an Interest Period of nine months or more.

            6.9 PRO RATA TREATMENT AND PAYMENTS.

            (a) Each borrowing of any Loans by the Borrower from the Lenders hereunder (other than any Swing Line Loans), and each payment by the Borrower on account of any Revolving Credit Loans or of any Term Loans, or of any commitment fees hereunder and any reduction of the Revolving Credit Commitments of the Lenders shall be made pro rata according to the respective share of the Lenders in the relevant Loan or Commitments, as the case may be.

            (b) Whenever (i) any payment received by the Administrative Agent under this Agreement or any Note or (ii) any other amounts received by the Administrative Agent for or on behalf of the Borrower (including, without limitation, proceeds of Collateral or payments under any Guarantee) is insufficient to pay in full all amounts then due and payable to the Agents and the Lenders under this Agreement and under the other Loan Documents, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: FIRST, to the payment of fees and expenses due and payable to the Agents under and in connection with this Agreement; SECOND, to the payment of all expenses due and payable under subsection 13.6, ratably among the Agents and the Lenders in accordance with the aggregate amount of such payments owed to the Agents and each such Lender; THIRD, to the payment of fees due and payable under subsections 6.1(a) and (b), ratably among the Lenders in accordance with the amounts of such fees due each Lender and, in the case of the Issuing Banks, the amount retained by the Issuing Banks for their own accounts pursuant to subsection 6.1(b); FOURTH, to the payment of interest then due and payable hereunder, ratably in accordance with the aggregate amount of interest owed to each such Lender; and FIFTH, to the payment of the principal amount of the Loans and the L/C Obligations then due and payable and, in the case of proceeds of collateral or payments under any guarantee, to the payment of any other obligations to any Lender not covered in First through Fourth above ratably secured by such collateral or ratably guaranteed under any such guarantee, ratably among the Lenders in accordance with the aggregate principal amount and, in the case of proceeds of Collateral or payments under any guarantee, the obligations secured or guaranteed thereby owed to each such Lender.

            (c) If any Lender (a "NON-FUNDING LENDER") has (i) failed to make a Revolving Credit Loan required to be made by it hereunder, and the Administrative Agent has determined that such Lender is not likely to make such Revolving Credit Loan or (ii) given notice to the Administrative Agent with a copy to the Borrower that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Revolving Credit Loans, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 or otherwise, any payment made on account of the principal of the Revolving Credit Loans outstanding shall be made as follows:

            (x) in the case of any such payment made on any date when and to the extent that, in the determination of the Administrative Agent, the Borrower would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Revolving Credit Commitments and to satisfy any applicable conditions precedent set forth in Section 8.2 to such reborrowing, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Lenders other than the Non-Funding Lender PRO RATA according to the respective outstanding principal amounts of the Revolving Credit Loans of such Lenders;

            (y) otherwise, such payment shall be made on account of the outstanding Revolving Credit Loans PRO RATA according to the respective Revolving Credit Commitment Percentages; and

            (z) any payment made on account of interest on the Revolving Credit Loans shall be made PRO RATA according to the respective amounts of accrued and unpaid interest due and payable on the Revolving Credit Loans with respect to which such payment is being made.

The Borrower agrees to give the Administrative Agent such assistance in making any determination pursuant to this subsection as the Administrative Agent may reasonably request. Any such determination by the Administrative Agent shall be conclusive and binding on the Lenders.

            (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 13.3, in Dollars and in immediately available funds. Any payment received by the Administrative Agent after such time shall be deemed, at the Administrative Agent's discretion, to have been received on the next Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

            (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its pro rata share of the Revolving Credit Commitments or Term Loan Commitments, as applicable, of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative

Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate (as defined in the definition of ABR in subsection 1.1) for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 6.9 shall be conclusive in the absence of manifest error. If such Lender's pro rata share of the Revolving Credit Commitments or Term Loan Commitments, as applicable, of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

            6.10 ILLEGALITY.

            (a) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (i) such Lender shall promptly after becoming aware thereof notify the Administrative Agent and the Borrower thereof,
(ii) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (iii) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 6.13. If circumstances subsequently change so that it is no longer unlawful for an affected Lender to make or maintain Eurodollar Loans as contemplated hereunder, such Lender will, as soon as reasonably practicable after such Lender becomes aware of such change in circumstances, notify the Borrower and the Administrative Agent, and upon receipt of such notice, the obligations of such Lender to make or continue Eurodollar Loans or to convert ABR Loans into Eurodollar Loans shall be reinstated.

            (b) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of subsection 6.10(a) with respect to such Lender, it will, if requested by the Borrower and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to change the lending office at which it books its Eurodollar Loans hereunder if such change would make it lawful for such Lender to continue to make or maintain Eurodollar Loans as contemplated hereunder, PROVIDED, HOWEVER, that such change can be made in such a manner that such Lender, in its sole determination, suffers no increased cost or economic, legal or regulatory disadvantage.

            6.11 REQUIREMENTS OF LAW.

            (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

            (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 6.12, changes in taxes imposed on the net income of such Lender or changes in franchise taxes (including without limitation branch profit taxes, minimum taxes and taxes computed under alternate methods, at least one of which is computed on net income) applicable to such Lender) (each tax to which this subsection 6.11(a)(i) applies being referred to as a "COVERED TAX");

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

            (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, (A) such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of such event, (B) such Lender shall promptly deliver to the Administrative Agent and the Borrower a certificate describing in reasonable detail the change which has occurred, the net amount of such increased cost to such Lender (to the extent such cost has not been recovered through a corresponding increase in the interest rate otherwise chargeable with respect to the Loans) to the date of such certificate, and the method by which such amount has been calculated, and
(C) the Borrower shall pay to the Administrative Agent for the account of such Lender, within thirty days after delivery of the certificate referred to in clause (B) above, such amounts as will compensate such Lender for such increased cost or reduced amount receivable. Each Lender shall allocate such additional costs among its customers in good faith and on an equitable basis.

            (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such

Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Notwithstanding any other provision of this subsection 6.11, no Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

            (c) A certificate as to any additional amounts payable pursuant to this subsection 6.11 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            6.12 TAXES.

            (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (collectively, "TAXES"), now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) Taxes on net income and franchise Taxes (including without limitation branch profit Taxes, minimum Taxes and Taxes computed under alternate methods, at least one of which is computed on net income) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) and any withholding of tax under Section 3406 of the Code or (ii) any Taxes to the extent that they are in effect and would apply as of the date any person becomes a Transferee, or as of the date the Lender changes its applicable lending office, to the extent such Taxes become applicable as a result of such change, other than a change in the applicable lending office made pursuant to subsection 6.12(e) below. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Lender (i) that is a Non-US Lender if such Lender fails to comply with the requirements of subsection 6.12(b) or 6.12(c), as the case may be, or
(ii) with respect to any Non-Excluded Taxes that are withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this

Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a). Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt, to the extent such a receipt is received by the Borrower, or other written proof of payment showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties (collectively, the "ASSESSED AMOUNTS") that may become payable by the Administrative Agent or any Lender as a result of any such failure; PROVIDED that in the event any Administrative Agent or Lender, as the case may be, successfully contests the assessment of the Assessed Amount, such Administrative Agent or Lender shall refund, to the extent of any refund thereof made to such Administrative Agent or Lender, any amounts paid by the Borrower under this
Section 6.12(a) in respect of such Assessed Amount (it being understood and agreed that neither Administrative Agent nor any Lender shall have any obligation to contest, or any responsibility for contesting, any such Assessed Amount). The agreements in this subsection 6.12(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            (b) (i) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 6.12, a "NON-US LENDER") shall deliver to the Administrative Agent and to the Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) properly completed and duly executed by such Lender, or, in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a form W-8BEN, and, a certificate of such Lender certifying that such Lender is not (i) a "bank" for purposes of Section 881(c) of the Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower or (iii) a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), properly completed and duly executed by such Lender, in each case together with any other certificate or statement of exemption required under the Code or the regulations issued thereunder, properly completed and duly executed by such Lender, to establish that such Lender is not subject to United States withholding tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

            (ii) Each Non-US Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such

Lender), shall deliver to the Administrative Agent and to the Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof), on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), or on such later date when such Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of the forms or statements required to be provided by such Lender under clause (i) of this subsection 6.12(b), properly completed and duly executed by such Lender, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to United States withholding tax, and (2) two original copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Lender, together with any information, if any, such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code or the regulations issued thereunder, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

            (c) Each Non-US Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to the Administrative Agent and to the Borrower two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to United States withholding tax with respect to payments to such Lender under the Loan Documents and, if applicable, that such Lender does not act for its own account with respect to any portion of such payment, or (2) notify the Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence.

; PROVIDED that if such Lender shall have satisfied the requirements of subsection 6.12(b) on the date such Lender became a Lender, nothing in this subsection 6.12 shall relieve the Borrower of its obligation to pay any amounts pursuant to subsection 6.12(a) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 6.12(b).

            (d) Each Lender that is incorporated or organized under the laws of the United States of America or a state thereof shall:

            (i) deliver to the Borrower and the Administrative Agent, on or before the date on which it becomes a Lender, two duly completed copies of Form W-9 or successor applicable form;



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

            (ii) deliver to the Borrower and the Administrative Agent two further copies of said Form W-9 or any successor applicable form or other manner of certification on or before the date that such Form W-9 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender; and

            (iii) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in law or regulation) has occurred after the date such Lender becomes a party to this Agreement (in the event of any change in law or regulation) and prior to the date on which any such delivery would otherwise be required which renders such form inapplicable or which would prevent such Lender from duly completing and delivering such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify in the case of such form that it is exempt from United States backup withholding tax according to the requirements of such form.

            (e) Any Lender claiming additional amounts pursuant to subsection 6.11(a)(i) or 6.12 shall use its reasonable efforts (consistent with internal policy and applicable legal and regulatory restrictions) to take such action, as requested by the Borrower in writing, including, without limitation, changing its applicable lending office to another existing office of such Lender, if the taking of such action would avoid the need for or reduce the amount of any such additional amounts and would not, in the judgment of such Lender, be otherwise materially adverse to such Lender.

            (f) If the Borrower determines in good faith that a reasonable basis exists for contesting a Covered Tax or Non-Excluded Tax, the relevant Lender or the Administrative Agent, as applicable, shall cooperate with the Borrower in challenging such Covered Tax or Non-Excluded Tax at the Borrower's expense if requested by the Borrower (it being understood and agreed that neither the Administrative Agent nor any Lender shall have any obligation to contest, or any responsibility for contesting, any Covered Tax or Non-Excluded Tax). If any Lender or the Administrative Agent, as applicable, receives a refund (whether by way of a direct payment or by offset) of any Covered Tax or Non-Excluded Tax for which a payment has been made pursuant to subsections 6.11(a)(i) or 6.12 or claims any credit or other tax benefit as a result of the payment of such Covered Tax or Non-Excluded Tax by the Borrower, which refund or credit in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is allocable to such payment made under subsections 6.11(a)(i) or 6.12, the amount of such refund or credit (together with any interest received thereon) shall be paid to the Borrower to the extent payment has been made in full by the Borrower pursuant to subsections 6.11(a)(i) or 6.12.

            (g) Each Person that shall become a Lender or a Participant pursuant to subsection 13.7 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection 6.12, provided that in the case of


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

a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

            6.13 INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Eurodollar Margin or Applicable ABR Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            6.14 REPLACEMENT OF LENDER. If the Borrower becomes obligated to pay additional amounts described in subsections 6.10, 6.11 or 6.12 as a result of any condition described in such subsections and payment of such amount is demanded by any Lender, then the Borrower may, on ten Business Days' prior written notice to the Administrative Agent and such Lender, cause such Lender to (and such Lender shall) assign pursuant to subsection 13.7(c) all of its rights and obligations under this Agreement to a Lender or other entity selected by the Borrower for a purchase price equal to the outstanding principal amount of such Lender's Loans and all accrued interest and fees and losses and expenses of the types referred to in subsection 6.13 and all other amounts due to such Lender hereunder, PROVIDED that in no event shall the assigning Lender be required to pay or surrender to such purchasing Lender or other entity any of the fees received by such assigning Lender pursuant to this Agreement; PROVIDED, FURTHER, that such assigning Lender shall continue to be entitled to the benefits of subsection 13.6 hereof.

            SECTION 7. REPRESENTATIONS AND WARRANTIES

            To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agents and each Lender that:

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

            7.1 FINANCIAL CONDITION.

            (a) The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 30, 2000, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by KPMG Peat Marwick LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 2001, and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, in each case certified by a Responsible Officer, copies of which have heretofore been furnished to the Agents, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to changes resulting from audit and normal year-end adjustments).

            (b) The unaudited PRO FORMA consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of March 31, 2001 after giving effect to the borrowing of Loans under this Agreement on the Closing Date, the Refinancing, and the other Transactions to be consummated on or prior to the Closing Date, copies of which have heretofore been furnished to the Administrative Agent, presents fairly in all material respects on a PRO FORMA basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at such date, after giving effect to the Transactions.

            (c) All such financial statements referred to in subsection 7.1(a), including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

            (d) Except as set forth on Schedule 7.1, neither the Borrower nor any of its consolidated Subsidiaries had, at March 31, 2001, any Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which would be reasonably likely to have a Material Adverse Effect. Except as set forth on
Schedule 7.1, during the period from December 30, 2000, to and including the Closing Date there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person other than a New Subsidiary) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 30, 2000; PROVIDED, that this subsection 7.1(d) shall not include sales, transfers or other disposition by the Borrower or any of its Subsidiaries of accounts receivable to the Receivables Subsidiary to the extent such Receivables Facility receives off-balance sheet treatment.



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

            7.2 NO CHANGE. Except as set forth on Schedule 7.2, since December 30, 2000 (a) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect and (b) except as permitted by this Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries.

            7.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Loan Party and its Subsidiaries (other than Inter Stretch Ltd.) (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified and in good standing would not be reasonably likely to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            7.4 CORPORATE AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party and each of its Subsidiaries has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party. The Borrower has the corporate power and authority, and the legal right, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which any Loan Party or any of their respective Subsidiaries is a party or the consummation of the Transactions other than (i) any filings required in order to perfect and/or insure the priority of Liens created pursuant to the Security Documents and (ii) those the failure to obtain or make would not be reasonably likely to have a Material Adverse Effect. This Agreement has been duly executed and delivered on behalf of the Borrower. Each Loan Document to which any Loan Party is a party has been duly executed and delivered on behalf of each such Loan Party. This Agreement and each other Loan Document to which it is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing. Each Loan Document to which any Loan Party is a party constitutes a legal, valid and binding obligation of such Loan Party enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization,


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

moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

            7.5 CONDUCT OF BUSINESS. If the Holdings Reorganization has occurred, Holdings is engaged only in the businesses permitted to be engaged in pursuant to subsections 9.4 and Section 11(m).

            7.6 NO LEGAL BAR. Except as set forth on Schedule 7.6, the execution, delivery and performance of the Loan Documents to which any Loan Party is a party, the borrowings hereunder and the use of the proceeds thereof and the consummation of the Transactions will not violate any Requirement of Law or Contractual Obligation of Holdings, the Borrower or of any of its Subsidiaries except for violations in the aggregate which would not be reasonably likely to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than Liens (i) created or permitted by the Security Documents and (ii) which in the aggregate would not reasonably be expected to have a Material Adverse Effect).

            7.7 NO MATERIAL LITIGATION. Except as set forth on Schedule 7.7, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Loan Party or any of their respective Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents, the Senior Subordinated Note Indenture or the Transactions, or (b) which could reasonably be expected to have a Material Adverse Effect.

            7.8 NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            7.9 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold or subleasehold interest in, all its other property (other than Intellectual Property), and none of such property is subject to any Lien except as permitted by subsection 10.3.

            7.10 INTELLECTUAL PROPERTY. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). Except as set forth on Schedule 7.10, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim which, in either case, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule

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

7.10, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            7.11 NO BURDENSOME RESTRICTIONS. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

            7.12 TAXES. Each Loan Party and each of their respective Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all material taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority that if not filed or paid, as the case may be, could reasonably be expected to have a Material Adverse Effect (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Loan Party or its Subsidiaries, as the case may be); no tax Lien has been filed that could reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such material tax, fee or other charge.

            7.13 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used (i) for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U if such use would result in a violation of Regulation U, (ii) in any manner which would violate the provisions of Regulation T, U or X of the Board or (iii) to finance the acquisition of any "margin stock" in connection with a tender offer for such stock which has not been approved by the board of directors of the issuer of such stock. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

            7.14 ERISA. No "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred with respect to any Plan that remains outstanding in any respect and that could reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred, each Plan has complied in all respects with the applicable provisions of ERISA and the Code and no termination of a Single Employer Plan has occurred except where such Reportable Event, noncompliance or termination could not reasonably be expected to have a Material Adverse Effect. No Lien in favor of the PBGC or a Plan has arisen that remains outstanding in any respect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, except where any such excess could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the

Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, and no such Multiemployer Plan is in Reorganization or is Insolvent, except in each instance where such withdrawal, liability, Reorganization or Insolvency could not reasonably be expected to have a Material Adverse Effect.

            7.15 INVESTMENT COMPANY ACT; OTHER REGULATIONS. The Borrower is not an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X) which limits its ability to incur Indebtedness.

            7.16 SUBSIDIARIES. All of the Subsidiaries of the Borrower at the date hereof are set forth on Schedule 7.16. All Subsidiaries of the Borrower which have guaranteed the Senior Subordinated Notes are parties to the Subsidiary Guarantee.

            7.17 PURPOSE OF LOANS.

            (a) On the Closing Date, the proceeds of the Term A Loans shall be remitted to the trustee under the Existing Senior Note Indenture together with other funds available to the Borrower in an aggregate amount sufficient to effect the satisfaction and discharge of the Existing Senior Note Indenture on the Closing Date.

            (b) On the Closing Date, the proceeds of the Term B Loans shall be remitted to the trustee under the Existing Senior Subordinated Note Indenture in an aggregate amount sufficient to effect the satisfaction and discharge of the Existing Senior Subordinated Note Indenture on the Closing Date.

            (c) On the Closing Date, proceeds of the Revolving Credit Loans in an amount not to exceed $15,000,000 shall be used by the Borrower, together with other funds available to the Borrower, including, without limitation, the proceeds of the Senior Subordinated Notes, the Term A Loans, the Term B Loans, and any proceeds from the Receivables Facility received on the Closing Date, to consummate the Refinancing. Proceeds of the Revolving Credit Loans made thereafter and Swing Line Loans shall be used for general corporate purposes of the Borrower and its Subsidiaries, including permitted acquisitions and investments.

            7.18 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 7.18:

            (a) To the best knowledge of the Borrower, the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "PROPERTIES") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any applicable Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

            (b) To the best knowledge of the Borrower, the Properties and all operations at the Properties are in compliance, and have in the last 5 years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any applicable Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "BUSINESS") except in either case with respect to any instances of non-compliance or violation which individually or in the aggregate would not be reasonably likely to result in the payment of a Material Environmental Amount.

            (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

            (d) To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this subsection, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

            (e) No judicial or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or, to the knowledge of the Borrower, will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

            (f) To the best knowledge of the Borrower, there has been no release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability to the Borrower or its Subsidiaries under applicable Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.



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

            7.19 SENIOR INDEBTEDNESS. The obligations of the Borrower under this Agreement and the Loan Documents constitute "Senior Indebtedness" and "Designated Senior Indebtedness", as such terms are defined in the Senior Subordinated Note Indenture; and the obligations of the Borrower under the Apparel Notes are subordinated in right of payment to all amounts payable by the Borrower under this Agreement and the Loan Documents and under any refinancing of such amounts. This Agreement constitutes a "Credit Agreement" as defined in the Senior Subordinated Note Indenture.

            7.20 DISCLOSURE. No statement or information (other than projections and PRO FORMA financial information) contained in this Agreement, any other Loan Document, the Offering Memorandum relating to the Senior Subordinated Notes or any other document, certificate or written statement furnished to the Agents or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or any other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Offering Memorandum, as of the Closing Date) any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and PRO FORMA financial information contained in the materials referenced above were prepared in good faith, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth thereto by a material amount. As of the Closing Date, there is no fact known to any Loan Party and not previously disclosed to the Agents and the Lenders in writing prior to the date hereof (other than general economic conditions, which conditions are commonly known and affect businesses generally) which has, or which could reasonably be expected to have, in the reasonable judgment of such Loan Party, a Material Adverse Effect.

            7.21 COLLATERAL DOCUMENTS. Each of the Security Documents is effective to create in favor of the Collateral Agent for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and when (i) UCC financing statements have been filed in the offices listed on Schedule III to the Security Agreement, (ii) the filings with respect to certain Intellectual Property described in the Security Agreement have been filed with the United States Patent and Trademark Office, (iii) the Collateral Agent has possession of all Pledged Stock (as defined in the Security Agreement) and (iv) the Existing Credit Agreement, the other Existing Loan Documents and all filings made in connection therewith have been duly terminated, such security interests will (except with respect to Inventory located outside of the United States or, to the extent permitted by the Security Agreement, in transit) constitute perfected liens on, and security interests in, all right, title and interest of the Loan Party thereto in the Collateral described therein, subject only to Liens permitted to exist pursuant to this Agreement; PROVIDED, that any Collateral or Pledged Stock of the Receivables Subsidiary shall not be subject to the Security Agreement in the event that such security interest has an adverse effect on the rating of the Receivables Facility.

            7.22 SOLVENCY. The Borrower and its Subsidiaries taken as a whole, after giving effect to the Transactions, will be able to pay their Indebtedness as it matures, will not be left with unreasonably small capital in relation to their business or any contemplated transaction and will own assets, the fair saleable value of which
(i) is greater than the total amount of their liabilities (including contingent liabilities) and (ii) is not less than the amount that will be required to pay the probable liabilities on their Indebtedness as it becomes absolute and due considering all financing alternatives and potential sales of assets reasonably available. Each of the Borrower and its Subsidiaries is "solvent" with the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.

            SECTION 8. CONDITIONS PRECEDENT

            8.1 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement and the agreement of each Lender to make the initial Loans requested to be made by it is subject to the satisfaction, immediately prior to or substantially concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

            (a) LOAN DOCUMENTS. The Administrative Agent shall have received the following:

                (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender,

                (ii) the Subsidiary Guarantee, executed and delivered by a duly authorized officer of each Domestic Subsidiary (other than the Receivables Subsidiary),

                (iii) the Security Agreement executed and delivered by a duly authorized officer of each Domestic Subsidiary (other than the Receivables Subsidiary) and by a duly authorized officer of the Borrower,

                (iv) the Trademark Subsidiary Agreement, executed and delivered by a duly authorized officer of each party thereto,

                (v) for each Lender requesting the same pursuant to subsection 6.2(e), its Notes executed by a duly authorized officer of the Borrower.

            (b) RELATED AGREEMENTS.

                (i) APPROVAL OF RELATED AGREEMENTS. Each Related Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent.

                (ii) RELATED AGREEMENTS IN FULL FORCE AND EFFECT. The Administrative Agent shall have received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith, and each Related Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect reasonably determined by the Administrative Agent to be material, in each case without the consent of the Administrative Agent.



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

                (iii) EXISTING RELATED AGREEMENTS. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Trademark License Agreement, the Apparel Notes and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower, or its Subsidiaries may be a party.

            (c) BORROWING CERTIFICATE. The Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

            (d) CORPORATE PROCEEDINGS OF THE LOAN PARTIES. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party authorizing (i) the execution, delivery and performance of the Loan Documents and Related Agreements to which it is a party, (ii) in the case of the Borrower, the borrowings contemplated hereunder and under the Related Agreements, and (iii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

            (e) INCUMBENCY CERTIFICATES. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document on the Closing Date, reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

            (f) CORPORATE DOCUMENTS. The Administrative Agent shall have received true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

            (g) CONSENTS, AUTHORIZATIONS AND FILINGS. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that no consents are required, or if required, (i) attaching copies of all consents, authorizations and filings referred to in subsection 7.4, and
(ii) stating that such consents, authorizations and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance reasonably satisfactory to the Administrative Agent.

            (h) FEES AND EXPENSES. The Agents, the Arranger and the Lenders shall have received the fees and expenses required to be received by it on the Closing Date referred to in subsection 6.1.



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

            (i) LEGAL OPINIONS. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                (i) the executed legal opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit E-1 and the executed legal opinions of Paul, Weiss, Rifkind, Wharton & Garrison, with respect to the Senior Subordinated Notes and the Senior Subordinated Indenture and, with respect to corporate opinions, the Receivables Facility, authorizing the Administrative Agent, the Administrative Agent and the Lenders to rely on such opinions as though addressed to them;

                (ii) the executed legal opinion of Paul E. Yestrumskas, General Counsel of the Borrower, substantially in the form of Exhibit E-2;

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

            (j) PLEDGED STOCK; STOCK POWERS. The Administrative Agent shall have received stock certificates for each share of Capital Stock pledged pursuant to the Security Agreement, together with a blank undated stock power for each such certificate signed by the pledgor of such certificate.

            (k) ACTIONS TO PERFECT LIENS. The Administrative Agent shall have received (i) UCC-1 Financing Statements in form and substance satisfactory to the Administrative Agent for each jurisdiction listed on Schedule III to the Security Agreement and all other agreements, documents and instruments that may be necessary or desirable in order to create in favor of the Collateral Agent, for the benefit of the Lenders, a valid and perfected first priority security interest in the Collateral, and (ii) UCC-3 Termination Statements in respect of each UCC-I Financing Statement filed with respect to collateral securing the Existing Revolving Credit Agreement, the Existing Term Loan Agreement, or any guarantee obligations in connection with either such agreement and any other agreements, documents and instruments that may be necessary to terminate the security interest granted to the agent under the Existing Revolving Credit Agreement and the Existing Term Loan Agreement (including, without limitation, any termination statements to be filed with the U.S. Patent and Trademark Office) or the collateral agent for the Existing Lenders.

            (l) LIEN SEARCHES. The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent of Uniform Commercial Code filings which may have been filed with respect to personal property of the Borrower and its material domestic Subsidiaries, and the results of such search shall be reasonably satisfactory to the Administrative Agent.

            (m) INSURANCE. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of subsection 9.5 shall have been satisfied.

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            (n) TRANSACTIONS. The Administrative Agent and the Arranger shall be reasonably satisfied that the aggregate sources of proceeds are sufficient to consummate the Transactions.

            (o) ISSUANCE OF SENIOR SUBORDINATED NOTES. On or prior to the Closing Date, (a) the Borrower and the other parties thereto shall have executed and delivered the Senior Subordinated Note Indenture and issued the Senior Subordinated Notes, all of the terms and conditions (including without limitation with respect to interest rates, amortization, maturity, representations and warranties, covenants, remedies and events of default) of which, and all of the exhibits of which, shall be in form and substance reasonably satisfactory to the Administrative Agent, (b) all conditions precedent to the issuance of the Senior Subordinated Notes shall have been satisfied or, with the consent of the Administrative Agent, waived, (c) the Senior Subordinated Notes shall have been issued under the Senior Subordinated
Note Indenture in an aggregate principal amount of $350,000,000 and (d) the Borrower shall have received gross proceeds from the issuance thereof in an aggregate amount of not less than $350,000,000. The Borrower shall have delivered to the Administrative Agent a fully executed or conformed copy of the Senior Subordinated Note Indenture (including all exhibits and schedules thereto) and a specimen copy of the Senior Subordinated Notes.

            (p) MATTERS RELATING TO EXISTING INDEBTEDNESS OF THE BORROWER AND ITS SUBSIDIARIES.

                (i) TERMINATION OF EXISTING CREDIT AGREEMENT AND RELATED LIENS; EXISTING LETTERS OF CREDIT. On the Closing Date, the Administrative Agent shall have received evidence satisfactory to it that (i) all Existing Revolving Credit Loans and Existing Term Loans will be refinanced in full as contemplated by subsection 7.17, (ii) if applicable, the agent under the Existing Revolving Credit Agreement and the agent under the Existing Term Loan Agreement will receive from the Borrower for the account of the lenders under the Existing Revolving Credit Agreement and the Existing Term Loan Agreement, respectively (the "EXISTING LENDERS") (w) all accrued and unpaid interest under the Existing Revolving Credit Agreement and the Existing Term Loan Agreement, (x) any costs payable to any Existing Lender pursuant to the Existing Revolving Credit Agreement or the Existing Term Loan Agreement as a result of the refinancing of such Existing Lender's Existing Term Loans or Existing Revolving Credit Loans,
(y) all accrued and unpaid fees (including letter of credit commissions and commitment fees) owing under the Existing Revolving Credit Agreement or the Existing Term Loan Agreement and (z) any other amounts owing to any Existing Lender under the Existing Revolving Credit Agreement or the Existing Term Loan Agreement notified in writing to the Borrower by the agents under the Existing Revolving Credit Agreement or the Existing Term Loan Agreement or any Existing Lender and (iii) the commitments to lend under the Existing Revolving Credit Agreement will be terminated. The Borrower shall have delivered to the Administrative Agent all termination statements, satisfactions and releases as to any financing statements which shall release all liens securing any and all indebtedness under the Existing Revolving Credit Agreement and the Existing Term Loan Agreement and other releases relating to any guarantees executed in connection therewith. The Borrower shall have furnished to the Administrative Agent copies of all Existing Letters of Credit and all amendments to such Existing Letters of Credit. To the extent that any letters of credit issued



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

under the Existing Revolving Credit Agreement do not become Existing Letters of Credit under this Agreement, the Borrower shall have made arrangements satisfactory to the Administrative Agent with respect to the cancellation of any such letters of credit or the issuance of back-to-back Letters of Credit under this Agreement to the issuers of such letters of credit.

                 (ii) REDEMPTION OF EXISTING SENIOR SUBORDINATED NOTES. On or before the Closing Date, the Borrower shall delivered an irrevocable notice of redemption with respect to all of its Existing Senior Subordinated Notes in accordance with the terms of the Existing Senior Subordinated Note Indenture. On the Closing Date, the Borrower shall have deposited with the trustee under the Existing Senior Subordinated Note Indenture funds in an amount not to exceed $360,000,000 PLUS the call premium on the Existing Senior Subordinated Notes and the amount of interest that will be accrued and unpaid on the Existing Senior Subordinated Notes on the date of their redemption, which funds shall be used to effect the redemption of the Existing Senior Subordinated Notes after the Closing Date in accordance with subsection 9.9.

                (iii) REDEMPTION OF EXISTING SENIOR NOTES. On the Closing Date, the Borrower shall have delivered an irrevocable notice of redemption with respect to all of its Existing Senior Notes in accordance with the terms of the Existing Senior Note Indenture. On the Closing Date the Borrower shall have deposited with the trustee under the Senior Note Indenture the proceeds of the Term A Loans together with other funds available to the Borrower in an aggregate amount sufficient to effect the satisfaction and discharge of the Existing Senior Note Indenture, which funds shall not exceed $150,000,000 PLUS the call premium on the Existing Senior Notes PLUS the amount of interest that will be accrued and unpaid on the Existing Senior Notes on the date of their redemption. Such funds shall be used to effect the redemption of the Existing Senior Notes after the Closing Date in accordance with subsection 9.9.

                (iv) EXISTING INDEBTEDNESS TO REMAIN OUTSTANDING. The Administrative Agent shall have a certificate from a Responsible Officer of the Borrower stating that, after giving effect to the transactions described in this subsection 8.1(p), the Indebtedness of Loan Parties (other than Indebtedness under the Loan Documents, the Senior Subordinated Notes, the Apparel Notes, the Convertible Notes, the Receivables Facility and, until the respective redemption dates, the Existing Senior Notes and Existing Senior Subordinated Notes) shall consist of approximately $3,000,000 in aggregate principal amount of outstanding Indebtedness described in Schedule 10.2(d) annexed hereto. The terms and conditions of all such Indebtedness shall be in form and in substance reasonably satisfactory to Administrative Agent.

            (q) FINANCIAL STATEMENTS.

                (i) The Administrative Agent shall have received from the Borrower (i) audited financial statements of the Borrower and its consolidated Subsidiaries for fiscal years ended December 28, 1996, December 27, 1997, December 26, 1998, December 25, 1999, and December 30, 2000, consisting of consolidated balance sheets and the related consolidated statements of income and cash flows for such fiscal years, and (ii) unaudited financial


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statements of the Borrower and its consolidated Subsidiaries as at March 31,
2001, consisting of a consolidated balance sheet and the related consolidated statements of income and cash flows for the three-month period ending on such date, all in reasonable detail and certified by a Responsible Officer of the Borrower that they fairly present in material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at the dates indicated and the consolidated results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

                (ii) The Administrative Agent shall have received the PRO
FORMA balance sheet of the Borrower and its Subsidiaries referred to in subsection 7.1(b), which shall be in form and substance reasonably satisfactory to the Administrative Agent, together with a certificate of a Responsible Officer to the effect that such PRO FORMA balance sheet presents fairly in all material respects on a PRO FORMA basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at such date, after giving effect to the Transactions.

            (r) NO MATERIAL ADVERSE CHANGE. Since December 30, 2000, or the date of the audited financial statements most recently filed with the Securities and Exchange Commission or other appropriate government agency, no Material Adverse Effect shall have occurred.

            (s) LITIGATION. There shall exist no pending or threatened material litigation, proceedings or investigations which (x) would contest the consummation of any of the Transactions or (y) could reasonably be expected to have a Material Adverse Effect.

            (t) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Arranger, and the Administrative Agent and the Arranger shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

            8.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

            (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower and each other Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, other than representations and warranties that relate solely to an earlier date which shall be true and correct in all material respects as of such earlier date.

            (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.



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

            (c) LETTER OF CREDIT APPLICATION. With respect to the issuance of any Letter of Credit (other than the deemed issuance of the Existing Letters of Credit on the Closing Date), the Issuing Bank shall have received an Application, completed to its reasonable satisfaction and duly executed by a Responsible Officer.

Each borrowing by and each Letter of Credit issued on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan or issuance that the conditions contained in this subsection 8.2 have been satisfied.

            SECTION 9. AFFIRMATIVE COVENANTS

            The Borrower hereby agrees that, so long as any Commitments remain in effect, any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Agents hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

            9.1 FINANCIAL STATEMENTS. Furnish to the Administrative Agent:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG Peat Marwick or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders; and

            (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the corresponding figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein) and except that the quarterly financial statements provided pursuant to subsection 9.1(b) shall only be required to include footnotes to the extent such footnotes would be required to be included on Form 10-Q filed with the Securities and Exchange Commission.

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            9.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative
Agent:

            (a) concurrently with the delivery of the financial statements referred to in subsection 9.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

            (b) concurrently with the delivery of the financial statements referred to in subsections 9.1(a) and 9.1(b), a certificate of a Responsible Officer stating that, to the best of such Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents, to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

            (c) not later than 45 days following the end of each fiscal quarter of the Borrower, the Borrower shall deliver a certificate of a Responsible Officer describing in reasonable detail any asset sales made pursuant to subsections 10.6(d), (g) and, to the extent resulting in a Receivables Facility Prepayment, (h) during such fiscal quarter and the derivation and intended application of the Net Cash Proceeds thereof;

            (d) not later than 40 days after the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year prepared on a quarterly basis, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared in good faith on the basis of reasonable assumptions and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

            (e) within five days after the same are sent, (i) copies of all financial statements and reports which the Borrower sends to its stockholders, and (ii) within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

            (f) promptly, such additional financial and other information as the Agents or any Lender may from time to time reasonably request; PROVIDED that any such information specifically requested by any Lender shall be delivered to such Lender directly by the Borrower.

            9.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.



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            9.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Preserve,
renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except (a) if (i) in the reasonable business judgment of the Borrower or such Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges or franchises, and (ii) such failure to preserve and maintain such rights, privileges or franchises would not, in the aggregate, be reasonably likely to have a Material Adverse Effect and (b) as otherwise permitted pursuant to subsection 10.5, comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; and, with respect to the Borrower on a consolidated basis, continue to engage in the consumer products and related or incidental consumer services business and in extensions of the Borrower's existing business and product lines.

            9.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition (normal wear and tear excepted), except to the extent that the failure to do so with respect to any such property would not individually or in the aggregate be reasonably likely to have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general geographic area by companies engaged in the same or a similar business (or, in lieu of or supplemental to such insurance, adopt such other plan or method of protection, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties or liabilities, or otherwise, and consistent with sound business practice, as may be determined by the Board of Directors of the Borrower); and furnish to the Agents and each Lender, upon written request, full information as to the insurance carried.

            9.6 INSPECTION OF PROPERTY, BOOKS AND RECORDS; DISCUSSION. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Agent or Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time on any Business Day and as often as may reasonably be desired and to discuss the business, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants; PROVIDED that such Agent or Lender shall notify the Borrower prior to any contact with such accountants and shall give the Borrower the opportunity to participate in such discussions.

            9.7 NOTICES. Promptly give notice to the Administrative Agent of:

            (a) the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or


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

proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or which would be reasonably likely to have a Material Adverse Effect;

            (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien (within the meaning of Section 4068 with respect to a Plan) in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan;

            (e) any development or event which would be reasonably likely to have a Material Adverse Effect; and

            (f) no later than two Business Days prior to the making thereof, any offer by the Borrower to purchase or any repayment of, as the case may be, any Senior Subordinated Notes pursuant to the Senior Subordinated Indenture, in connection with the occurrence of a "change of control" (as defined in the Senior Subordinated Note Indenture).

Each notice pursuant to this subsection 9.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                        The Administrative Agent shall deliver to Lenders any and all financial statements, certificates, notices, other information and documents provided by the Borrower pursuant to the provisions of subsections 9.1, 9.2 and 9.7 promptly upon its receipt thereof. Notwithstanding anything to the contrary stated in this Agreement, upon the occurrence and during the continuance of an Event of Default, any financial statements, certificates, notices, other information or documents required to be delivered to the Administrative Agent by the Borrower pursuant to the provisions of subsections 9.1, 9.2 and 9.7 shall be delivered directly by the Borrower to the Agents and each Lender within the time period required thereunder.

            9.8 ENVIRONMENTAL LAWS.

            (a) Except as set forth on Schedule 9.8, comply with, and use its reasonable best efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in an material respects with and maintain, and use its reasonable best efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except, in either case, to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

            9.9 CONSUMMATION OF THE TRANSACTIONS. Cause the Existing Senior Subordinated Notes to be redeemed and the Existing Senior Subordinated Note Indenture to be discharged on or about June 22, 2001, and cause the Existing Senior Notes to be redeemed and the Existing Senior Note Indenture to be discharged on or about July 15, 2001.

            9.10 EXISTING AND FUTURE MORTGAGES. With respect to fee interests in real property and leasehold interests in real property owned by any Loan Party on the Closing Date and, from and after the Closing Date, in the event that (i) the Borrower or any Subsidiary that is a Guarantor acquires any fee interest in real property or any leasehold real property or (ii) at the time any Person becomes a Guarantor, such Person owns or holds any fee interest in real property or any leasehold real property, in each case excluding any such real property asset the encumbrancing of which requires the consent of any applicable lessor or then-existing senior lienholder, where the Borrower and its Subsidiaries have attempted in good faith, but are unable, to obtain such lessor's or senior lienholder's consent, and the value of such real property or leasehold real property exceeds $2,000,000 (any such non-excluded real property asset described in the foregoing clause (i) or (ii) being a "MORTGAGED PROPERTY"), then if requested by the Administrative Agent, the Borrower or such Guarantor shall deliver to Collateral Agent, as soon as practicable after such request, a fully executed and notarized Mortgage (a "MORTGAGE"), duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Mortgaged Property; and such opinions, appraisal, documents, title insurance, environmental reports that may be reasonably required by the Administrative Agent.

            9.11 REAL ESTATE APPRAISALS. At such time as any real property becomes a Mortgaged Property pursuant to subsection 9.10, if requested by the Administrative Agent, the Borrower shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser satisfactory to the Administrative Agent, upon reasonable notice, to visit and inspect any Mortgaged Property for the purpose of preparing an appraisal of such Mortgaged Property satisfying the requirements of any applicable laws and regulations.

                         SECTION 10. NEGATIVE COVENANTS

            The Borrower hereby agrees that, so long as any Commitments remain in effect, or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Agents hereunder, the Borrower shall not and (except with respect to subsections 10.1 and 10.16) shall not permit any of its Subsidiaries to, directly or indirectly:

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

            10.1 FINANCIAL CONDITION COVENANTS.

            (a) INTEREST COVERAGE. Permit for any period of four consecutive fiscal quarters ending on or about the last day of the fiscal quarters set forth below the ratio (the "INTEREST COVERAGE RATIO") of (i) Consolidated EBITDA of the Borrower for such period to (ii) Consolidated Interest Expense of the Borrower for such period to be less than the ratio set forth opposite such fiscal quarter end below; PROVIDED that for the first three fiscal quarters of the Borrower ending after the Closing Date, Consolidated Interest Expense shall be determined on an Annualized basis:


                                                                MINIMUM INTEREST
                      PERIOD                                     COVERAGE RATIO

             Closing Date to September 27, 2003                    2.00 to 1.00

             September 28, 2003 and thereafter                     2.25 to 1.00


            (b) LEVERAGE RATIO. Permit for any period of four consecutive fiscal quarters ending on or about the last day of the fiscal quarters (each, a "TEST DATE") set forth below the Leverage Ratio to be greater than the ratio set forth opposite such fiscal quarter end below:


                          PERIOD                          MAXIMUM LEVERAGE RATIO

             Closing Date to March 30, 2002                     5.25 to 1.00

             March 31, 2002 to June 29 2002                     5.10 to 1.00

             June 30, 2002 to June 28, 2003                     4.90 to 1.00

             June 29, 2003 to September 27, 2003                4.75 to 1.00

             September 28, 2003 to June 26, 2004                4.50 to 1.00

             June 27, 2004 to September 25, 2004                4.25 to 1.00

             September 26, 2004 and thereafter                  4.00 to 1.00


            10.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness of the Loan Parties under this Agreement and the other Loan Documents;

            (b) Indebtedness of (i) the Borrower to any Subsidiary and (ii) of any Subsidiary, which is a party to a Subsidiary Guarantee and the Capital Stock of which is pledged to the Collateral Agent, to the Borrower or to any other Subsidiary;

            (c) Indebtedness of the Borrower and any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets or additions thereto (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding as to the Borrower and its Subsidiaries $25,000,000 at any time outstanding;

            (d) Indebtedness outstanding on the date hereof and listed on
Schedule 10.2(d) and any renewals, extensions, refundings or refinancings of such Indebtedness, PROVIDED the interest rate or amount thereof is not increased and the maturity of any installment of principal thereof is not shortened;

            (e) (x) Permitted Subordinated Indebtedness of the Borrower, (y) Indebtedness assumed in an aggregate principal amount not to exceed $15,000,000 (provided such Indebtedness was not created in contemplation of such acquisition) and (z) other unsubordinated Indebtedness (including Indebtedness under this Agreement incurred pursuant to subsection 2.5(a) hereof) in an aggregate principal amount not to exceed $300,000,000 minus the aggregate principal amount of Indebtedness incurred pursuant to clauses (x) and (y) of this subsection 10.2(e), which Indebtedness is incurred in connection with a business acquisition or investment permitted by subsection 10.9(h), PROVIDED that, after giving effect to such acquisition or investment and the incurrence of such Indebtedness, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower shall be in compliance with subsection 10.1 on a pro forma basis assuming that (A) such Indebtedness had been incurred on the first day of the period of four fiscal quarters ending on the most recently ended Test Date and (B) Consolidated EBITDA of the Borrower for the period of four fiscal quarters ending on such Test Date included Consolidated EBITDA of the business to be acquired;

            (f) Indebtedness of the Borrower not to exceed $25,000,000 in the aggregate incurred in connection with sale and leaseback transactions, PROVIDED the first $20,000,000 of Net Cash Proceeds from such sale and leaseback transactions are applied as Net Cash Proceeds of Material Asset Sales in accordance with subsection 6.3(c);

            (g) additional Indebtedness of the Borrower (not otherwise permitted hereunder) not exceeding $25,000,000 in aggregate principal amount at any one time outstanding;

            (h) Indebtedness with respect to any surety bonds required in the ordinary course of business of the Borrower and its Subsidiaries, provided that such Indebtedness shall not at any time exceed $250,000 in the aggregate;

            (i) Apparel Notes;

            (j) Indebtedness of the Borrower in respect of the Senior Subordinated Indenture and the Senior Subordinated Notes in an aggregate amount not to exceed $350,000,000; provided that nothing in this subsection 10.2(j) shall preclude the issuance of additional Senior Subordinated Notes by the Borrower after the Closing Date to the extent the issuance of such Indebtedness is otherwise permitted by this subsection 10.2;

            (k) Indebtedness of the Borrower in respect of the Convertible Notes and the Convertible Note Indenture;

            (l) until July 15, 2001, Indebtedness of the Borrower in respect of the Existing Senior Note Indenture and the Existing Senior Notes, and until June 22, 2001, the Existing Senior Subordinated Note Indenture and the Existing Senior Subordinated Notes;

            (m) the Receivables Subsidiary may incur Indebtedness with respect to the Receivables Facility PROVIDED that any Receivables Facility Prepayment required in connection with such incurrence is made pursuant to subsection 6.3 and Indebtedness with respect to intercompany promissory notes in favor of the Borrower and/or its other Subsidiaries evidencing the Receivables Subsidiary's obligations with respect to the purchase price of receivables purchased by Receivables Subsidiary under the Receivables Facility; PROVIDED that all intercompany promissory notes issued to the Borrower or any of its Subsidiaries by the Receivables Subsidiary shall be pledged by the Borrower or such Subsidiaries to the Collateral Agent for the benefit of Lenders unless such pledge of notes shall have an adverse effect on the rating of the Receivables Facility;

            (n) Indebtedness of the Borrower in respect of Permitted Subordinated Indebtedness used to refinance the Indebtedness under the Convertible Notes; and

            (o) Guarantee Obligations as permitted under subsection 10.4.

            10.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

            (a) Liens, assessments and other government charges for taxes not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

            (b) suppliers', carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

            (c) Liens (other than any Lien imposed by ERISA) incurred or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (e) leases, subleases, easements, rights-of-way, encroachments and other survey defects, restrictions and other similar encumbrances incurred in the ordinary course of business which are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

            (f) Liens in existence on the date hereof listed on Schedule 10.3(f), securing Indebtedness permitted by subsection 10.2(d) and replacement Liens securing any Indebtedness refinanced as permitted by subsection 10.2(d) and Liens securing Indebtedness permitted under subsection 10.2(f), PROVIDED that no such Lien (or replacement Lien) is spread to cover any additional property and that the amount of Indebtedness secured thereby is not increased;

            (g) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 10.2(c) incurred to finance the acquisition of fixed or capital assets, PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired;

            (h) Liens securing Indebtedness permitted by clause (y) of subsection 10.2(e) in existence at the time such Indebtedness is assumed, PROVIDED such Liens were not created in contemplation of such assumption and such Liens are not expanded to cover any other property;

            (i) Liens on property other than the Collateral (not otherwise permitted hereunder) and other than on the real property of Borrower and its Subsidiaries which secure Indebtedness permitted under subsection 10.2(g);

            (j) Liens created pursuant to the Security Documents in favor of the Collateral Agent for the benefit of the Lenders securing the Borrower's obligations under this Agreement, or under Interest Rate Agreements with any such Lenders;

            (k) attachment or judgment liens (other than any Liens described in subsection 10.3(l)) individually or in the aggregate not in excess of $2,000,000 (exclusive of (i) any amounts that are duly bonded to the reasonable satisfaction of the Administrative Agent or (ii) any amount adequately covered by insurance as to which the insurance company has not disclaimed or disputed in writing its obligations for coverage);

            (l) any Lien arising pursuant to any order of attachment, distraint or other legal process in connection with court or arbitration proceedings so long as the execution or other enforcement thereof is effectively stayed, the claims secured thereby are being contested in good faith by appropriate proceedings, adequate reserves have been established with respect to such claims in accordance with GAAP and no Event of Default would occur as a result thereof;

            (m) Liens arising under licensing agreements entered into by the Borrower or any Subsidiary in the ordinary course of business for the use of Intellectual Property or other intangible assets of the Borrower or such Subsidiary, and settlements, permissions, consents to use, and other similar agreements concerning Intellectual Property or judgments adjudicating rights in Intellectual Property;

            (n) Liens against the Borrower and its Subsidiaries arising under the Receivables Facility with respect to accounts receivable transferred by the Borrower and its Subsidiaries under such Receivables Facility; and

            (o) Liens against the Receivables Subsidiary securing the obligations of the Receivables Subsidiary under the Receivables Facility.

            If the Borrower or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than the Liens excepted by the provisions of clauses (a) through
(o) above, it shall make or cause to be made effective provision whereby the obligations of the Borrower and the Subsidiaries under the Loan Documents will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; PROVIDED that, notwithstanding the foregoing, this provision shall not be construed as a consent by the Lenders to the creation or assumption of any such Lien not permitted by the provisions of clauses (a) through (o) above.

            10.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except:

            (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 10.4(a) and any renewals, extensions or modifications thereof;

            (b) Guarantee Obligations incurred after the date hereof in an aggregate amount not to exceed $25,000,000 at any one time outstanding;

            (c) the Guarantee Obligations under the Guarantees in favor of the Collateral Agent for the benefit of the Lenders;

            (d) Guarantee Obligations in respect of Letters of Credit;

            (e) Guarantee Obligations assumed (provided such Guarantee Obligations were not created in contemplation of such acquisition) in connection with a business acquisition permitted by subsection 10.9(h), PROVIDED that, after giving effect to such acquisition and the incurrence of such Guarantee Obligation, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower shall be in compliance with subsections 10.1(a) and 10.1(b) on a pro forma basis assuming that (x) such acquisition had occurred on the first day of the period of four fiscal quarters ending on the last day of the most recently ended Test Period and (y) Consolidated EBITDA of the Borrower for the period of four fiscal quarters ending on the last day of such Test Period included Consolidated EBITDA of the business to be acquired;

            (f) Guarantee Obligations of the Senior Subordinated Notes by the Subsidiaries which are also Guarantors under the Subsidiary Guarantee, provided that such Guarantee Obligations are subordinated to the Obligations hereunder and under the Subsidiary Guarantee to at least the same extent as the Senior Subordinated Notes are subordinated to the Obligations hereunder;

            (g) Guarantee Obligations of the Borrower or any Loan Party in respect of obligations of other Loan Parties incurred in the ordinary course of business and not prohibited hereunder; and

            (h) Guarantee Obligations of the Borrower and its Subsidiaries in respect of obligations of the Receivables Subsidiary permitted under subsection 10.9(i).

            10.5 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

            (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower including, without limitation, as contemplated by subsection 10.16 (PROVIDED that the Borrower shall be the continuing or surviving corporation and, if the securities of the Borrower are not publicly held following such merger or consolidation, the Borrower shall have complied with subsection 10.16) or with or into any one or more wholly owned Subsidiaries of the Borrower (PROVIDED that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

            (b) any Subsidiary may sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor; and

            (c) the Borrower may transfer (i) Intellectual Property created or acquired after the Closing Date, property, plant and equipment and receivables (collectively, "TRANSFERABLE ASSETS") and (ii) sales, marketing, manufacturing and administrative activities to any New Subsidiary.

            10.6 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

            (a) the sale, abandonment or other disposition of obsolete or worn out property in the ordinary course of business;

            (b) the sale or other disposition of any property (other than inventory or other tangible assets which the Borrower and its Subsidiaries customarily replace periodically with substitute assets (including, without limitation, vehicles) or obsolete or worn out property in the ordinary course of business) in the ordinary course of business, PROVIDED that the aggregate book value of all assets so sold or disposed of shall not exceed $1,500,000 in any year;

            (c) the sale or return of inventory or other tangible assets which the Borrower and its Subsidiaries customarily replace periodically with substitute assets (including, without limitation, vehicles) in the ordinary course of business;

            (d) in addition to the transactions permitted by subsections (g) and
(h) below, Material Asset Sales in an aggregate amount of cash proceeds not to exceed $75,000,000;

            (e) as permitted by subsection 10.5(b);

            (f) transfers constituting advances, loans, extensions of credit, capital contributions, purchases, investments and the like permitted by subsection 10.9;

            (g) sales or dispositions constituting sale leaseback transactions aggregate amount not to exceed $25,000,000;

            (h) sales of receivables pursuant to the Receivables Facility; provided that any Receivables Facility Prepayment required in connection with such sales is made pursuant to subsection 6.3;

            (i) so long as immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, the transfer or sale by the Borrower of Transferable Assets to any New Subsidiary; and

            (j) as permitted by subsection 10.16.

PROVIDED that the Borrower shall not sell, transfer or otherwise dispose of any shares of any class of Capital Stock of Playtex Marketing Corporation or any trademark license granted to it by Playtex Marketing Corporation.

            10.7 LIMITATION ON DIVIDENDS. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower or, with respect to any pay-in-kind preferred stock, in additional shares of such preferred stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, except that the Borrower may (i) repurchase its Capital Stock owned by management employees, (ii) make payments to management employees upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans in an aggregate amount for (i) and (ii) per year not to exceed $5,000,000, (iii) declare and make dividend payments to Holdings for the purposes of clauses (i) and (ii) above and for funding general operating expenses of Holdings; PROVIDED, that any such payments made pursuant to this clause (iii) for general operating expenses shall not exceed an aggregate amount of $1,000,000 per year or (iv) declare and make dividend payments to Holdings (regardless if any Default or Event of Default is then continuing) for the purpose of paying taxes of Holdings, the Borrower and its Subsidiaries.

            10.8 LIMITATION ON CAPITAL EXPENDITURES. Make or commit to make any Consolidated Capital Expenditure, except for expenditures in the ordinary course of business, not exceeding the greater of (x) $30,000,000 per fiscal year or (y) 3.5% of revenues for the prior fiscal year (including pro forma adjustments for acquisitions and dispositions) in the aggregate for the Borrower and its Subsidiaries during any fiscal year; PROVIDED that any portion of such permitted Consolidated Capital Expenditures not expended in any fiscal year (up to a maximum of 50% of such amount for such fiscal year) may be carried forward into the next succeeding fiscal year.

            10.9 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

            (a) extensions of trade credit in the ordinary course of business;

            (b) investments in Cash Equivalents;

            (c) loans and advances to officers, directors and other employees of the Borrower or its Subsidiaries for (i) commissions and travel and entertainment expenses in the ordinary course of business and (ii) relocation expenses and other similar expenses in an aggregate amount for the Borrower and its Subsidiaries not to exceed $5,000,000 in the aggregate at any one time outstanding;

            (d) loans by the Borrower to its employees or employees of its Subsidiaries in connection with management incentive plans in an amount not to exceed $5,000,000 in the aggregate at any one time outstanding;

            (e) investments by the Borrower and its Subsidiaries in existence on the date hereof in non-Domestic Subsidiaries and other investments, loans and advances in existence on the date hereof in an aggregate amount not exceeding $1,000,000, and extensions, renewals, modifications or restatements thereof;

            (f) if in the reasonable judgment of the Borrower or any of its Subsidiaries, any customer is deemed to be in a reorganization or unable to make a timely cash payment on indebtedness of such customer owing to it, each of the Borrower and its Subsidiaries may invest in securities issued by such customer or any affiliate thereof in lieu of cash payments; PROVIDED that the Borrower or such Subsidiary, as the case may be, has paid no new consideration (other than forgiveness of Indebtedness or other obligations) therefor;

            (g) (i) investments by the Borrower in its Subsidiaries which are or, immediately after giving effect thereto, become parties to the Subsidiary Guarantee and the Capital Stock of which is pledged to the Collateral Agent to secure the Borrower's obligations hereunder and under the other Loan Documents,
(ii) investments by Subsidiaries which are not parties to the Subsidiary Guarantee in other Subsidiaries, (iii) investments by the Borrower and its Subsidiaries in non-Domestic Subsidiaries; PROVIDED that the aggregate amount of such investments, together with (without duplication) the aggregate amount of investments in non-Domestic Subsidiaries permitted under subparagraph 10.9(h) below, shall not exceed $50,000,000 in the aggregate, and (iv) investments by Subsidiaries which are parties to the Subsidiary Guarantee in the Borrower and in other Subsidiaries which are parties to the Subsidiary Guarantee and the Capital Stock of which is pledged to the Collateral Agent to secure the Borrower's obligations hereunder and under the Loan Documents;

            (h) so long as after giving effect thereto no Default or Event of Default shall have occurred and be continuing, acquisitions of, or investments in, one or more businesses or lines of business, in an aggregate amount (which amount shall include Indebtedness assumed or incurred as permitted by clauses
(x), (y) and (z) of subsection 10.2(e)) not to exceed $300,000,000 in the aggregate plus the amount of equity contributions (other than any such equity which is mandatorily redeemable prior to November 30, 2009) to the Borrower after the Closing Date which equity contributions do not constitute Specified Equity Contributions; PROVIDED that the aggregate amount of such acquisitions and investments in non-Domestic Subsidiaries, together with (without duplication) the aggregate amount of investments in non-Domestic Subsidiaries permitted under subsection 10.9(g)(iii) above, shall not exceed $50,000,000 in the aggregate; PROVIDED, FURTHER, that if any such acquisition or investment results in the creation or acquisition of a Subsidiary, 100%, or in the case of a non-Domestic Subsidiary 65%, of the Capital Stock of such Subsidiary owned directly or indirectly by the

Borrower shall be pledged to the Collateral Agent to secure the Borrower's obligations hereunder and under the other Loan Documents, such Subsidiary (if a Domestic Subsidiary) shall become a party to the Guarantee and the Security Documents, and shall deliver such financing statements and other documents and instruments as may be required by the Agents to create and perfect a Lien in the Collateral under the Security Documents;

            (i) investments in the Receivables Subsidiary (i) consisting of the contribution of receivables by Borrower and its Subsidiaries and (ii) other investments in the Receivables Subsidiary by Borrower and its Subsidiaries in an aggregate amount outstanding at any time not to exceed $5,000,000 as such amount may be reduced by any write down or realized loss;

            (j) any redemption or repurchase by the Borrower of any of the Convertible Notes or Existing Senior Notes or Existing Senior Subordinated Notes permitted by subsection 10.10(a); and

            (k) other investments, loans or advances in an aggregate amount not exceeding $10,000,000.

            10.10 CERTAIN PROVISIONS RELATING TO OTHER DEBT INSTRUMENTS.

            With respect to the Indebtedness permitted pursuant to subsections 10.2(e), 10.2(i), 10.2(j), 10.2(k), 10.2(l) and 10.2(n),

            (a) Make any optional payment or optional prepayment on or redemption or purchase of any such Indebtedness or pay any interest on any such Indebtedness in cash which may in accordance with the terms thereof be paid by the issuance of additional Indebtedness or offer to do any of the foregoing, except as follows:

            (i) the Borrower may redeem or purchase any of the Convertible Notes with the Net Cash Proceeds of Permitted Subordinated Indebtedness, or with the Net Cash Proceeds from any offering of equity securities of the Borrower subsequent to the Closing Date (other than any such offering to the extent the Net Cash Proceeds of which are used to make an investment or acquisition permitted by subsection 10.9(h) or that are designated by the Borrower as a Specified Equity Contribution or which equity securities are mandatorily redeemable prior to November 30, 2009);

            (ii) the Borrower may redeem or purchase any of the Convertible Notes from any funds available therefor (including, without limitation, with Revolving Credit Loans) if the Borrower's Senior Debt Leverage Ratio measured on a PRO FORMA basis immediately after giving effect to such redemption, would not exceed 2.25 to 1.00;

            (iii) the Borrower may redeem or purchase the Existing Senior Notes and Existing Senior Subordinated Notes in accordance with subsection 9.9;

            (iv) the Borrower may pay interest in cash on the Apparel Notes on each scheduled interest payment date therefor so long as (x) no Default or Event of Default has occurred and is continuing or would result therefrom, (y) the amount of such payment is net of all interest accrued and unpaid on the PAP Debenture for the same period as the Borrower's cash interest payment on the Apparel Notes and (z) the net cash payment by the Borrower does not exceed $150,000 in any fiscal year; or

            (b) Amend, modify or change, or consent or agree to any such amendment, modification or change in any material respect to, any of the terms of any such Indebtedness, including, without limitation, the Senior Subordinated
Note Indenture, the Apparel Notes, the Convertible Note Indenture, and any Permitted Subordinated Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon or which would not have, in the aggregate for all such amendments, modifications or changes, an adverse effect on the Lenders). The Borrower hereby designates all of its obligations under this Agreement and the other Loan Documents as "Designated Senior Indebtedness" for purposes of the Senior Subordinated Note Indenture.

            10.11 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, except that the foregoing restrictions shall not apply to (i) any transaction with an officer or member of the Board of Directors of the Borrower entered into in the ordinary course of business (including compensation and employee benefit arrangements), (ii) transactions and agreements in existence on the date hereof and described on
Schedule 10.11, (iii) directors' fees, (iv) employment agreements and arrangements (including, without limitation, benefits) approved by the Board of Directors of the Borrower, (v) loans to employees not exceeding $5,000,000 in the aggregate outstanding at any time, (vi) any employee benefit plan available to employees of the Borrower generally, (vii) the payment of management, consulting and other fees to HW&P, the Investors or their respective Affiliates in accordance with the terms of the Stock Purchase Agreement or as otherwise approved by a majority of the Disinterested Directors (as defined in the Stock Purchase Agreement), (viii) any other transaction or series of related transactions which have been approved by a majority of the Disinterested Directors (as defined in the Stock Purchase Agreement), (ix) transactions and agreements for the purchase of accounts receivable pursuant to the Receivables Facility and (x) payments to Holdings for the purpose of funding general operating expenses permitted under subsection 10.7(iii).

            10.12 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, except as permitted by subsection 10.6(g).



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            10.13 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the Borrower to end on a day other than the last Saturday in December of each calendar year.

            10.14 LIMITATION ON NEGATIVE PLEDGE CLAUSES. On or after the date hereof, enter into with any Person any agreement, other than (a) this Agreement,
(b) the Senior Subordinated Indenture, or any Receivables Facility and (c) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

            10.15 AMENDMENT OF ARTICLES OF INCORPORATION. Amend any provision of its Articles of Incorporation (including any provisions or certificate of designations relating to any preferred stock), in any manner which could reasonably be expected to have a Material Adverse Effect.

            10.16 HOLDINGS REORGANIZATION. Merge or consolidate with a direct or indirect wholly owned Subsidiary or other entity formed for the purpose of creating a holding company for the Borrower unless each of the following conditions is met:

            (a) The Borrower shall be the continuing or surviving corporation in such merger.

            (b) Immediately following such merger or consolidation and other transactions related thereto, the Borrower shall be a wholly-owned Subsidiary of Holdings, and the capital stock of the Borrower outstanding immediately before the transactions described in this subsection 10.16 shall be converted into or exchanged for shares of capital stock of Holdings.

            (c) Concurrently with the consummation of the Holdings Reorganization, the Borrower will notify the Administrative Agent of the Holdings Reorganization and cause Holdings to execute and deliver to the Administrative Agent a counterpart of the Holdings Guarantee and a counterpart of the Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 8.1(j) and 8.1(k)) as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of the Lenders, a valid and perfected first priority Lien on all of the personal property assets of Holdings described in the Security Agreement.

            (d) Concurrently with the consummation of the Holdings Reorganization, the Borrower shall deliver to the Administrative Agent, together with the Holdings Guarantee and Security Agreement, (i) certified copies of Holding's certificate or articles of incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its organization and each other state in which Holdings is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such


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jurisdictions, each to be dated a recent date prior to their delivery to the
Administrative Agent, (ii) a certificate executed by the secretary or similar officer of Holdings as to (x) the fact that the attached resolutions of the board of directors of Holdings approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (y) the incumbency and signatures of the officers of Holdings executing such Loan Documents, (iii) the certificate or certificates evidencing the capital stock of the Borrower, together with an irrevocable undated stock powers duly endorsed in blank and reasonably satisfactory in form and substance to the Administrative Agent, and (iv) a favorable opinion of counsel to Holdings, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, as to (a) the due organization and good standing of Holdings, (b) the due authorization, execution and delivery by Holdings of such Loan Documents, (c) the enforceability of such Loan Documents against Holdings and (d) such other matters (including matters relating to the creation and perfection of Liens in any collateral pursuant to the Security Agreement) as the Administrative Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

                         SECTION 11. EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

            (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time on or after the Closing Date under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in subsection 9.4 (as to existence of the Borrower or any Loan Party, other than an Immaterial Subsidiary) or SECTION 10 of this Agreement or in Sections 6, 7, 8, 9, 10, and 11 of the Security Agreement; or

            (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in Section 11(a) through (c)), and such default shall continue unremedied for a period of 30 days from the earlier of (i) the date any Responsible Officer obtains or should have obtained knowledge of such default and (ii) the date the Borrower receives notice of such default from the Administrative Agent or any Lender; or



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            (e) Any Loan Party or any of their respective Subsidiaries (other than a Non-Recourse Receivables Subsidiary) shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, in either case in an aggregate outstanding principal amount in excess of $5,000,000 beyond the period of grace (not to exceed 60 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, after giving effect to any consents or waivers relating thereto; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable in an aggregate amount exceeding $5,000,000; or

            (f) (i) Any Loan Party or any of their respective Subsidiaries (other than a Non-Recourse Receivables Subsidiary or an Immaterial Subsidiary) shall commence any case, proceeding or other action (w) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (x) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party or any of their respective Subsidiaries (other than a Non-Recourse Receivables Subsidiary or an Immaterial Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party or any of their respective Subsidiaries (other than a Non-Recourse Receivables Subsidiary or an Immaterial Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above which (y) results in the entry of an order for relief or any such adjudication or appointment or (z) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party or any of their respective Subsidiaries (other than a Non-Recourse Receivables Subsidiary or an Immaterial Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party or any of their respective Subsidiaries (other than a Non-Recourse Receivables Subsidiary or an Immaterial Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party or any of their respective Subsidiaries (other than a Non-Recourse Receivables Subsidiary or an Immaterial Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or



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            (g) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

            (h) One or more judgments or decrees shall be entered against Holdings (if the Holdings Reorganization shall have occurred), the Borrower or any of its Subsidiaries (other than a Non-Recourse Receivables Subsidiary or Immaterial Subsidiary) involving in the aggregate a liability (not paid or fully covered by insurance) of $7,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

            (i) The Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to the Security Documents shall so assert or (ii) the Lien created by the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

            (j) Any Guarantee shall cease, for any reason, to be in full force and effect (except as permitted under subsection 10.5 or 13.9 hereof) or any Guarantor shall so assert; or

            (k) Any of the subordination provisions in the Senior Subordinated
Note Indenture, the Convertible Note Indenture or the Apparel Notes shall cease, for any reason, to be in full force and effect, or the Borrower or any other Subsidiary which is a party to the Senior Subordinated Note Indenture or the Convertible Note Indenture or the Apparel Notes or any agreement relating to the Senior Subordinated Notes, the Convertible Notes or the Apparel Notes shall so assert;

            (l) a Change of Control shall have occurred; or

            (m) After the consummation of the Holdings Reorganization, Holdings shall (i) engage in any business other than entering into and performing its obligations under and in accordance with the Loan Documents and other related transactions to which it is a party, including, without limitation, the Holdings Guarantee and the Security Agreement or activities incidental to being a public holding company, or (ii) own any assets other than (A) the Capital


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Stock of the Borrower and (B) Cash and Cash Equivalents in an amount not to exceed $1,000,000 at any one time for the purpose of paying general operating expenses of Holdings.

then, and in any such event, (1) if such event is an Event of Default specified in clause (i) or (ii) of Section 11(f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (2) if such event is any other Event of Default, either or both of the following actions may be taken: (A) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (B) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding sentence, the Borrower shall at such time deposit in the Collateral Account an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in the Collateral Account shall be applied by the Collateral Agent in accordance with the terms of Section 6.9(b) of the Credit Agreement.

            Except as expressly provided above in this Section 11, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                             SECTION 12. THE AGENTS

            12.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints CSFB as the Administrative Agent of such Lender under this Agreement and the other Loan Documents. Each Lender hereby confirms the appointment by the Administrative Agent of CSFB as the Collateral Agent. Each Lender irrevocably authorizes each Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. As between the Lenders and the Agents, notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein or in other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. The provisions of this Section 12 are solely for the benefit of each Agent, and the Lenders and the Borrower shall have no rights as a third party beneficiary of any of the provisions thereof.



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            12.2 DELEGATION OF DUTIES. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            12.3 EXCULPATORY PROVISIONS. None of the Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents, under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

            12.4 RELIANCE BY AGENTS. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agents. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent, which shall promptly forward such notice to other Agents. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents, in the case of the Agent other than the Collateral Agent, in accordance with a request of the Required Lenders (unless the consent of all Lenders is expressly required under subsection 13.1), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

            12.5 NOTICE OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event


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that any Agent receives such a notice, such Agent shall give notice thereof to the Lenders and the other Agents. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (unless the consent of all Lenders is expressly required under subsection 13.1); PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            12.6 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that none of the Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon such Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of any Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            12.7 INDEMNIFICATION. The Lenders agree to indemnify the Arranger and each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) and their respective Affiliates and their respective directors, officers, employees and agents, ratably according to their respective pro rata shares of the aggregate Revolving Credit Commitments and the aggregate outstanding Term Loans in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their pro rata shares of the aggregate Revolving Credit Commitments and the aggregate outstanding Term Loans immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Arranger or such Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or


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thereby or any action taken or omitted by the Arranger or such Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Arranger's or such Agent's contractual breach, gross negligence or willful misconduct. The agreements in this subsection 12.7 shall survive the payment of the Loans and all other amounts payable hereunder.

            12.8 AGENT IN ITS INDIVIDUAL CAPACITY. Any Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to its Loans made by it and with respect to any Letter of Credit issued or participated in by it, if any, such Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include such Agent in its individual capacity.

            12.9 SUCCESSOR AGENTS. Each of the Administrative Agent and the Collateral Agent may resign upon 30 days' notice to the other Agents and the Lenders. If the Administrative Agent or the Collateral Agent shall resign as an Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall, unless an Event of Default has occurred and is continuing, be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers, and duties of the Administrative Agent or the Collateral Agent, and the term "Administrative Agent" or "Collateral Agent," whichever is applicable, shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's or Collateral Agent's rights, powers and duties as Administrative Agent or Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Collateral Agent or any of the parties to this Agreement. After any retiring Administrative or Collateral Agent's resignation, the provisions of this SECTION 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative or Collateral Agent under this Agreement and the other Loan Documents.

            12.10 COLLATERAL DOCUMENTS.

            (a) Each Lender hereby authorizes the Collateral Agent to enter into the Guarantees and the Security Documents and to take all action contemplated thereby; PROVIDED that the Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Guarantee or the Security Documents without the prior consent of Required Lenders. Each Lender agrees that no Lender shall have any right individually to seek or to enforce any Guarantee or to realize upon the security granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of Lenders upon the terms of the Guarantees and the Security Documents. Each Lender and Agent hereby authorizes the Collateral Agent to release any Collateral as permitted or required under this Agreement and the Security Documents, and agrees that a certificate executed by the Collateral Agent


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evidencing the release of such Collateral shall be conclusive evidence of such release as to any third party.

            (b) If there is any conflict between this Agreement and any other Loan Document, this Agreement and such other Loan Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, this Agreement shall prevail and control.

            12.11 OTHER TITLES. None of the Lenders identified on the facing page or signature pages of this Agreement as an "arranger" or "bookrunner" or "syndication agent" or other similar title or capacity shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such, except the rights of the Arranger as set forth in subsections 12.7 and 13.6. Without limiting the foregoing, none of the Lenders so identified as an "arranger" or "bookrunner" or other similar title or capacity shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or taking or not taking action hereunder.

            12.12 ISSUING BANKS AS ISSUERS OF LETTERS OF CREDIT. Each Lender holding a Revolving Credit Commitment hereby acknowledges that the provisions of this Section 12 shall apply to each Issuing Bank, in its capacity as issuer of the Letters of Credit, in the same manner as such provisions are expressly stated to apply to the Administrative Agent.

                            SECTION 13. MISCELLANEOUS

            13.1 AMENDMENTS AND WAIVERS.

            (a) No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by the Borrower therefrom, shall in any event be effective without the written concurrence of Required Lenders (except as permitted by subsections 2.5, 13.1(j) and 13.1(l)) and, in the case of any such amendment, modification, termination, waiver or consent described in any other subsection of this subsection 13.1, the consent of the Lenders or Agents required by such subsection.

            (b) No such amendment, modification, termination, waiver or consent shall, without the consent of each Lender with Obligations directly affected (1) increase the Loans or Commitments (it being understood that only the Lenders whose Loans or Commitments are to be increased are directly affected thereby),
(2) reduce the principal amount of any Loan, (3) decrease the interest rate borne by any Loan (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 6.6(c)) or the amount of any fees payable hereunder, (4) postpone the scheduled final maturity date of any Loan or change the dates or amounts of any interim scheduled installments of principal of any Loan, (5) postpone the final termination date of the Revolving Credit Commitment, (6) postpone the date on which any interest or any fees are payable, (7) reduce the amount or postpone the due date of any amount payable in respect of any Letter of Credit, (8) extend the expiration date of any Letter of Credit beyond the end of the Revolving Credit Commitment Period, (9) change in any


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manner the obligations of Lenders with Revolving Credit Exposure relating to the purchase of participations in Letters of Credit or Swing Line Loans, or (10) release any Lien granted in favor of the Collateral Agent with respect to all or substantially all of the Collateral (an increase in the amount of any Indebtedness of the Borrower secured ratably by the Collateral shall not be deemed to be a release of Collateral) or release Holdings from its obligations under the Holdings Guarantee or release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guarantee, in each case other than in accordance with the terms of the Loan Documents. Any increase in a Commitment of a Lender shall require approval by that Lender, but an increase in aggregate Commitments hereunder shall only require approval of Required Lenders other than pursuant to subsection 2.5 for which no such approval of Required Lenders shall be required.

            (c) No such amendment, modification, termination, waiver or consent that has the effect of changing the allocation of any voluntary or mandatory prepayments, among the Classes of Term Loans, or the application of such prepayments to the remaining scheduled payments, shall be effective without the written concurrence of Required Class Lenders of each Class directly affected thereby.

            (d) No amendment, modification, termination, waiver or consent that has the effect of changing any rights to receive voluntary or mandatory prepayments, Commitment reductions, proceeds of Collateral or payments under the Guarantees applicable to a Class in a manner that disproportionately disadvantages such Class relative to any other Class shall be effective without the written concurrence of Required Class Lenders of such affected Class (it being understood and agreed that any amendment, modification, termination or waiver of any such provision which only postpones or reduces any voluntary or mandatory prepayment, or Commitment reduction from those set forth in subsection
6.3 with respect to one Class but not any other Class shall be deemed to disproportionately disadvantage such one Class but not to disproportionately disadvantage any such other Class for purposes of this subsection 13.1(d)).

            (e) No such amendment, modification, termination, waiver or consent shall, without the consent of each Lender, (1) change in any manner the definition of "Class" or the definition of "Required Class Lenders" or the definition of "Required Lenders" (except for any changes resulting solely from an increase in Commitments or Loans approved in accordance with this subsection 13.1), (2) change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders, (3) increase the maximum duration of Interest Periods permitted hereunder, or (5) change in any manner or waive the provisions contained in this subsection 13.1.

            (f) No amendment, modification, termination or waiver of any of the provisions contained in SECTION 8 shall be effective without the written consent of the Administrative Agent and Required Lenders.

            (g) No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note.



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

            (h) No amendment, modification, termination or waiver of any provision of subsection 2.4 or of any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender.

            (i) No amendment, modification, termination or waiver of any provision of SECTION 3 shall be effective without the written concurrence of Administrative Agent and, with respect to the purchase of participations in Letters of Credit, without the written concurrence of each Issuing Bank that has issued an outstanding Letter of Credit or has not been reimbursed for a payment under a Letter of Credit.

            (j) Any amendment, modification, termination or waiver of any provision of this Agreement (other than any such amendments, modifications, termination or waivers that are subject to subsection 13.1(b)), that relates only to a Class shall be effective with the written concurrence of Required Class Lenders of such affected Class.

            (k) Any amendment, modification, termination or waiver of any provision of this Agreement that relates only to the role of Swing Line Lender and is approved by the Swing Line Lender shall be sufficient. Any amendment, modification, termination or waiver of any provision of this Agreement that relates only to the role of any Issuing Bank may be approved only by such Issuing Bank.

            (l) No amendment, modification, termination or waiver of any provision of SECTION 12 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of any Agent shall be effective without the written concurrence of such Agent.

            (m) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 13.1 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by the Borrower, on the Borrower. In the case of any waiver, the Borrower, the Lenders, the Agents and the Collateral Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any or other Default or Event of Default, or impair any right consequent thereon. Each Lender agrees that, in the event of any amendment, supplement or modification to or waiver of any of the terms of this Agreement that would cause any Note that might be issued to it under subsection 6.2(e) after such amendment, supplement, modification or waiver to be different from any Note held by it, such Lender will promptly endorse such Note held by it to reflect such amendment, supplement, modification or waiver.



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

            13.2 REPLACEMENT OF DISSENTING LENDERS. In the event that the Borrower shall request the Lenders to enter into any amendment, modification, consent or waiver with respect to this Agreement or any other Loan Document, which amendment, modification, consent or waiver cannot become effective without the consent of each Lender, and any Lender elects not to enter into such amendment, modification, consent or waiver (each such Lender being a "DISSENTING LENDER"), then the Borrower shall have the right upon 10 days' written notice to the Administrative Agent, and such Dissenting Lender, to require each such Dissenting Lender to assign 100% of its Loans and Notes to any Lender or any other Assignee that agrees, in its sole discretion, to assume such Loans and Notes. Each such assignment shall be made pursuant to an Assignment and Acceptance and shall comply with the terms of subsection 13.7(c) ; PROVIDED, that (i) the Borrower shall pay the processing fee referred to therein, (ii) the Borrower shall pay to such Dissenting Lender, concurrently with the effectiveness of such assignment, an amount equal to the amounts that would have been payable under subsection 6.13 if the Borrower had prepaid the Loans and Notes of such Dissenting Lender and (iii) the Dissenting Lender shall continue to be entitled to the benefits of subsection 13.6 hereof.

            13.3 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Agents, the Issuing Bank and the Swing Line Lender, and as set forth in Schedule
1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective pages hereto:

            The Borrower:      Playtex Products, Inc.
                               300 Nyala Farms Road
                               Westport, Connecticut 06880
                               Attention: Glenn Forbes
                               Telecopy:  203-341-4260

            With a copy to:    Haas Wheat & Partners Incorporated
                               300 Crescent Court
                               Suite 1700
                               Dallas, Texas 75201
                               Attention: Robert B. Haas
                                          Douglas D. Wheat
                               Telecopy:  214-871-8317

                               Paul, Weiss, Rifkind, Wharton & Garrison
                               1285 Avenue of the Americas
                               New York, New York 10019
                               Attention: Robert Hirsh
                               Telecopy:  212-757-3990

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

            The Administrative Agent,     Credit Suisse First Boston
            the Issuing Bank and          Eleven Madison Avenue
            the Swing Line                New York, New York  10010-3629
            Lender:                       Attention: Syndicated Finance Agency
                                                     Group Manager
                                          Telecopy:  212-325-8314
            With a copy to:

                                          Credit Suisse First Boston
                                          Eleven Madison Avenue
                                          New York, New York  10010-3629

                                          Attention: Mark E. Gleason

PROVIDED that any notice, request or demand to or upon the Agents or the Lenders pursuant to subsection 2.2, 2.3, 4.2, 5.2, 6.3, 6.4 or 6.8 shall not be effective until received.

            13.4 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            13.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

            13.6 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees, without duplication of any amounts payable pursuant to subsection 6.1(c) or (d), (a) to pay or reimburse the Administrative Agent for all of its respective reasonable out-of-pocket costs and expenses (including all reasonable out-of-pocket costs and expenses arising in connection with the syndication of the Loans and any due diligence investigation performed by the Administrative Agent) incurred in connection with the development, negotiation, preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, whether or not any of the Transactions has been consummated, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of one counsel to the Administrative Agent in each jurisdiction approved by the Borrower, such approval not to be unreasonably withheld, and to pay or reimburse each Agent and the Collateral Agent for any such fees, costs and expenses related to periods subsequent to the Closing Date,
(b) to pay or reimburse the Administrative Agent, the Collateral Agent and the Arranger and, from and after the occurrence of a Default or an Event of Default, each Lender, for all its costs and expenses incurred in


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

connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Agents, the Collateral Agent, the Arranger and each Lender, (c) to pay, indemnify, and hold each Lender, the Administrative Agent, the Collateral Agent, the Arranger and their respective Affiliates and their respective directors, officers, employees and agents and each other Person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act, or Section 20 of the Exchange Act, harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Agent, the Collateral Agent, the Arranger and their respective Affiliates and their respective directors, trustees, officers, employees and agents and each other Person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act, or Section 20 of the Exchange Act, harmless from and against any and all other claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, or the use of the proceeds of the Loans and the Letters of Credit and any such other documents, including without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES") (including all legal and other expenses incurred in connection with investigation, defending or participating in any action or proceeding relating to any indemnified liabilities (whether or not such Person is a party to any such action or proceeding), PROVIDED that the Borrower shall have no obligation hereunder to any Person with respect to indemnified liabilities arising from the contractual breach, gross negligence or willful misconduct of such Person as determined by a final judgment of a court of competent jurisdiction. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder and, in the case of any Lender that may assign any interest in its Commitments, Loans, Letters of Credit or participations in Letters of Credit hereunder, shall (to the extent arising out of such time as it was a Lender) survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a party hereto.

            13.7 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.

            (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

            (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions, or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any

Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence and continuation of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 13.8(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 6.11, 6.12, 6.13 and 13.6 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender, PROVIDED that, in the case of subsection 6.12, such Participant shall have complied with the requirements of said subsection and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Participants (other than an Affiliate of the Lender granting such participation) shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any portion of the principal amount of or the postponement of the date of payment of interest on any Loan allocated to such Participant (it being understood that changes in interim amortization amounts are not extensions of scheduled final maturity dates), or the extension of the expiration date beyond the Revolving Credit Commitment Termination Date of any Letter of Credit allocated to such Participant, (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such Participant (other than any waiver of any increase in the interest rate applicable to Loans pursuant to subsection 6.6(c)), (iii) an increase in the Commitments of the transferor Lender to such Participant, or (iv) the release of any Lien granted in favor of the Collateral Agent with respect to all or substantially all of the Collateral (an increase in the amount of any Indebtedness of the Borrower secured ratably by the Collateral shall not be deemed to be a release of Collateral).

            (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender, any Affiliate thereof, or Related Fund of any Lender, with the consent of the Borrower (other than during the existence of a Default or an Event of Default) and, in the case of assignments by Lenders, the Administrative Agent (which in each case shall not be unreasonably withheld or delayed), to an additional bank or financial institution or other entity (an "ASSIGNEE") all or any part of its rights and obligations (in minimum amounts equal to at least (x) $1,000,000 in the case of

Term Loans or Term Loan Commitments other than as covered by the succeeding clause (y), or (y) $5,000,000 in the case of Term A Loans, Term A Loan Commitments, Revolving Credit Commitments or, if the Revolving Commitments have been terminated, Revolving Credit Loans, if the applicable Assignee is not then a Lender, an Affiliate thereof, or Related Fund of any Lender unless such assignment is of all of a Lender's interest hereunder) under this Agreement and the other Loan Documents (or such lesser amount agreed to by the Borrower and Administrative Agent) pursuant to an Assignment and Acceptance executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, provided that no such Assignee shall be entitled to the benefits of subsections 6.11, 6.12, 6.13 and 13.6 in any greater amount than that to which the assigning Lender would have been entitled had no such assignment occurred, and (ii) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto, except that it shall (to the extent arising out of such time as it was a Lender) remain entitled to the benefit of the indemnities and other rights stated to survive the termination hereof).

            (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at its address referred to in subsection 13.3 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent in accordance with the provisions of subsection 13.7(c)), and, if the Administrative Agent so requires at its sole discretion, a payment to the Administrative Agent of a registration and processing fee of up to $3,500 (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender, an Affiliate of such Lender or a Related Fund of any Lender and in the case of assignments on the same day by a Lender to more than one fund managed or advised by the same investment advisor (which funds are not then Lenders hereunder), only a single $3,500 fee shall be payable for all such assignments by such Lender to such funds), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. No assignment shall be effective unless it has been recorded in the Register as provided in this subsection 13.7(e).

            (f) Subject to the provisions of subsection 13.18, the Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates becoming a party to this Agreement.

            (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law or any pledge or assignment of any Loan or Note by a Lender that is an investment fund to its trustee in support of its obligations to its trustee, without notice to or consent of the Borrower or the Agents; PROVIDED HOWEVER that any assignment by such trustee shall be subject to the provisions of subsection 13.7(c) hereof.

            (h) Notwithstanding anything to the contrary contained herein, any Lender may grant (a "GRANTING LENDER") to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; PROVIDED THAT
(i) nothing herein shall constitute a commitment by any SPC to make any Loan,
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this subsection 13.7, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative

Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended as to any SPC without the written consent of such SPC.

            13.8 ADJUSTMENTS; SET-OFF.

            (a) If any Lender (a "BENEFITED LENDER") shall at any time receive any payment of all or part of its Loans or any Reimbursement Obligation owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligation owing to it, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

            13.9 RELEASE OF SUBSIDIARY GUARANTEES.

            If (i) in connection with the sale, dissolution or liquidation of any Subsidiary permitted hereunder or (ii) with respect to any Subsidiary which does not have any assets other than DE MINIMIS assets, the Borrower requests the Collateral Agent to release such Subsidiary from the Subsidiary Guarantee, the Collateral Agent shall so release such Subsidiary PROVIDED that prior to or concurrently with such release, any guarantee by such Subsidiary of the Senior Subordinated Notes is released.

            13.10 MODIFICATION OF SCHEDULES. The Borrower may, from time to time, amend, supplement or otherwise modify any of the Schedules to this Agreement by delivering a copy of such amended, supplemented or modified Schedule to the Administrative Agent (which schedule the Administrative Agent shall deliver a copy to each Lender) in accordance with the provisions of subsection 13.3 and such Schedule as amended, supplemented or modified shall be deemed to replace and supersede the existing Schedule unless objected to in writing by the Administrative Agent or the Required Lenders within 10 days after receipt thereof by the Lenders.

            13.11 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

            13.12 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the removing provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            13.13 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agents or any Lender relative to subject matter hereof not expressly set forth or referred to herein or the other Loan Documents.

            13.14 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            13.15 SUBMISSION TO JURISDICTION.

            (a) The Borrower hereby irrevocably and unconditionally:

            (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

            (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 13.3 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

            (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

            (b) Each of the Borrower, the Administrative Agent and the Lenders hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

            13.16 ACKNOWLEDGEMENTS BY BORROWER. The Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

            (b) none of the Agents, the Collateral Agent or any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents, the Collateral Agent or any Lender, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

            13.17 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            13.18 CONFIDENTIALITY. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement and each other Loan Document that is designated by the Borrower in writing confidential; PROVIDED that nothing herein shall prevent any Lender from disclosing any such information (a) to the Agents or any other Lender, (b) to any Transferee which receives such information having been made aware of the confidential nature thereof or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors provided that such contractual counterparties or their professional advisors agree to handle the above-described confidential information in accordance with safe and sound practices which are substantially the same as those followed by banking institutions, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any Governmental Authority having jurisdiction over such Lender (provided that notice of such request or demand shall be furnished to the Borrower unless such notice is legally prohibited or such Governmental Authority requests that such notice not be furnished to the Borrower or such request is in connection with normal oversight activities by such Governmental Authority), (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law (provided that notice of such order or requirement shall be furnished to the Borrower unless such notice is legally prohibited or such court or Governmental Authority requests that such notice or requirement not be furnished to the Borrower), (f) which has been publicly disclosed other than in breach of this Agreement, or (g) in connection with the exercise of any remedy hereunder.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

                                       PLAYTEX PRODUCTS, INC.


                                       By: /s/ Glenn A. Forbes
                                          --------------------------------------

                                       Title: Executive Vice President
                                             -----------------------------------


LENDERS:


                                       CREDIT SUISSE FIRST BOSTON, individually and as Administrative Agent and as Issuing Bank and as Swing Line Lender and as Collateral Agent

                                       By: /s/ Julia P. Kingsbury
                                          --------------------------------------

                                       Title: Vice President
                                             -----------------------------------

                                       By: /s/ Mark E. Gleason
                                          --------------------------------------

                                       Title: Director
                                             -----------------------------------

                                       WELLS FARGO BANK, N.A., as Lender


                                       By: /s/ Reginald M. Goldsmith
                                          ------------------------------------
                                       Name: Reginald M. Goldsmith, III
                                       Title: Vice President


                                       Notice Address:

                                       WELLS FARGO BANK, N.A.
                                       555 Montgomery Street, 17th Floor
                                       San Francisco, CA 94111

                                       With copies to:

                                       WELLS FARGO BANK, N.A.
                                       1445 Ross Avenue, Suite 400
                                       Dallas, Texas 75202

                                       Attn: Reginald M. Goldsmith, III
                                       Facsimile No.: (214) 969-0906
                                       Telephone No.: (214) 777-4080

                                       IKB Capital Corporation, as Lender


                                       By: /s/ David Snyder
                                          ------------------------------------
                                       Name:  David Snyder
                                       Title: President


                                       Notice Address:

                                       555 Madison Avenue
                                       24th Floor
                                       New York, N.Y. 10022
                                       Attn: Wolfgang Boeker
                                       Facsimile No.: (212) 583-8800

                                       National City Bank, as Lender


                                       By: /s/ Kelly Moyer
                                          ------------------------------------
                                       Name:  Kelly L. Moyer
                                       Title: Vice President

                                       Notice Address:

                                       1900 East Ninth Street
                                       Locater 2077
                                       Cleveland, OH 44114

                                       Attn: Kelly Moyer
                                       Facsimile No.: (216) 222-0003

                             CREDIT INDUSTRIEL ET COMMERCIAL, as Lender


                                       By: /s/ Sean Mounier
                                          ------------------------------------
                                       Name: Sean Mounier
                                       Title: First Vice President

                                       By: /s/ Brian O'Leary
                                          ------------------------------------
                                       Name: Brian O'Leary
                                       Title: Vice President

                                       Notice Address:

                                       520 Madison Avenue
                                       37th floor
                                       New York, NY 10022
                                       Attn: Sean Mounier
                                       Facsimile No.: (212) 715-4535

                                       GENERAL ELECTRIC CAPITAL
                                       CORPORATION, as Lender


                                       By: /s/ Gregory L. Hong
                                          ------------------------------------
                                       Name: Gregory L. Hong
                                       Title: Duly Authorized Signatory

                                       Notice Address:

                                       60 Long Ridge Road
                                       Stamford, CT 06902

                                       Attn: Alison P. Heely
                                       Facsimile No.: 203-316-7978

                                  SCHEDULE 1.1

ADDRESSES FOR NOTICE, COMMITMENTS

Schedule 1.1 is intentionally omitted. Upon request, the Administrative Agent will distribute the allocations of each individual Lender to such Lender on a confidential basis.


                                 Schedule 1-1-1

                                  SCHEDULE 6.2

TERM A LOAN INSTALLMENTS

The Borrower shall make principal payments on the Term A Loans in installments on the dates and in the amounts below:

                           DATE                  AMOUNT

                   November 30, 2001          $3,000,000
                   May 31, 2002                3,000,000
                   November 30, 2002           6,000,000
                   May 31, 2003                6,000,000
                   November 30, 2003           6,000,000
                   May 31, 2004                6,000,000
                   November 30, 2004          11,000,000
                   May 31, 2005               11,000,000
                   November 30, 2005          12,000,000
                   May 31, 2006               12,000,000
                   November 30, 2006          12,000,000
                   May 31, 2007               12,000,000
                                           -------------
                                            $100,000,000

TERM B LOAN INSTALLMENTS

The Borrower shall make principal payments on the Term B Loans in installments on the dates and in the amounts below:

                       DATE                       AMOUNT

                   November 30, 2001             $700,000
                   May 31, 2002                   700,000
                   November 30, 2002              700,000
                   May 31, 2003                   700,000
                   November 30, 2003              700,000
                   May 31, 2004                   700,000
                   November 30, 2004              700,000
                   May 31, 2005                   700,000
                   November 30, 2005              700,000
                   May 31, 2006                   700,000
                   November 30, 2006              700,000
                   May 31, 2007                   700,000
                   November 30, 2007              700,000
                   May 31, 2008                   700,000
                   November 30, 2008          195,100,000
                   May 31, 2009               195,100,000
                                              -----------
                                             $400,000,000


                                 Schedule 6.2-1